                                                                    EXHIBIT 99.2

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                         SECURITIES PURCHASE AGREEMENT


                                     among


                    WARBURG, PINCUS EQUITY PARTNERS, L.P.,


             WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS I, C.V.,


             WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS II, C.V.,


             WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS III, C.V.


                                      and


                              FOUR MEDIA COMPANY



                               January 18, 1999


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS
                               -----------------

                                                                                                               PAGE
                                                                                                               ----
SECTION 1.  AUTHORIZATION OF COMMON STOCK AND WARRANT..........................................................   2

SECTION 2.  PURCHASE, SALE AND ISSUANCE OF COMMON STOCK AND WARRANT............................................   2

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY......................................................   3
        3.1.        Corporate Organization.....................................................................   3
        3.2.        Subsidiaries...............................................................................   3
        3.3.        Capitalization.............................................................................   4
        3.4.        Corporate Proceedings, etc.................................................................   6
        3.5.        Consents and Approvals.....................................................................   6
        3.6.        Absence of Defaults, Conflicts, etc........................................................   7
        3.7.        SEC Reports................................................................................   7
        3.8.        Absence of Certain Developments............................................................   9
        3.9.        Compliance with Law........................................................................   9
        3.10.        Litigation................................................................................  10
        3.11.        Material Contracts........................................................................  10
        3.12.        Absence of Undisclosed Liabilities........................................................  11
        3.13.        Labor Relations and Employment............................................................  12
        3.14.        Employee Benefit Plans....................................................................  13
        3.15.        FCC Matters...............................................................................  17
        3.16.        Real Property.............................................................................  17
        3.17.        Condition of Properties...................................................................  19
        3.18.        Environmental Matters.....................................................................  19
        3.19.        Intellectual Property.....................................................................  22
        3.20.        Year 2000.................................................................................  24
        3.21.        Tax Matters...............................................................................  25
        3.22.        Insurance.................................................................................  27
        3.23.        Transactions with Related Parties.........................................................  27
        3.24.        Interest in Competitors...................................................................  28
        3.25.        Private Offering..........................................................................  28
        3.26.        Brokerage.................................................................................  28
        3.27.        Disclosure................................................................................  29
        3.28.        Takeover Provisions Inapplicable..........................................................  29
        3.29.        Company Action............................................................................  30
        3.30.        Fairness Opinion..........................................................................  30
        3.31.        FIRPTA....................................................................................  30
        3.32.        [Intentionally Deleted]...................................................................  30
        3.33.        Employment Agreements.....................................................................  30
        3.34.        Negative Assurances.......................................................................  30

SECTION 4.  REPRESENTATIONS AND WARRANTIES OF  PURCHASERS......................................................  31

SECTION 5.  CONDUCT OF THE BUSINESS PENDING THE SALE AND PURCHASE..............................................  33
              5.1.  Acquisition Proposals......................................................................  33
              5.2.  Conduct of Business by the Company.........................................................  34
              5.3.  No Solicitation; Board Recommendation......................................................  37

SECTION 6.  ADDITIONAL COVENANTS OF THE PARTIES................................................................  39
              6.1.  Access to Information; Confidentiality.....................................................  39
              6.2.  Company Proxy Statement....................................................................  40
              6.3.  Stockholder Meeting........................................................................  40
              6.4.  HSR Act....................................................................................  41
              6.5.  FCC Approvals..............................................................................  41
              6.6.  Additional Agreements......................................................................  42
              6.7.  Notice of Breach...........................................................................  42
              6.8.  Director and Officer Indemnification and Insurance.........................................  42
              6.9.  Resale of Securities.......................................................................  43
              6.10.  Reduction in Size of Board................................................................  44
              6.11.  Board Nominees; Independent Directors.....................................................  45
              6.12.  MSCL Section 338(h)(10) Election..........................................................  46
              6.13.  TVN Agreement.............................................................................  46

SECTION 7.  CLOSING CONDITIONS OF PURCHASERS AND THE COMPANY...................................................  46
              7.1.  Stockholder Approval.......................................................................  47
              7.2.  FCC Approval...............................................................................  47
              7.3.  Expiration or Termination of Waiting Period under HSR Act..................................  47
              7.4.  Amendments to Stock Option Plan; Incentive Bonus Plan......................................  47
              7.5.  Injunction.................................................................................  47

SECTION 8.  PURCHASER CLOSING CONDITIONS.......................................................................  47
              8.1.  Representations and Warranties.............................................................  48
              8.2.  Compliance with Company Transaction Documents..............................................  48
              8.3.  Officer's Certificate......................................................................  49
              8.4.  Consents...................................................................................  49
              8.5.  Counsel's Opinion..........................................................................  49
              8.6.  Registration Rights Agreement..............................................................  49
              8.7.  Voting Agreements and Voting and Option Agreement..........................................  50
              8.8.  Flemings Conversion Agreement..............................................................  50
              8.9.  Additional Purchase Agreement..............................................................  50

              8.10.  Amendment of Credit Agreement.............................................................  50
              8.11.  Board Recommendation......................................................................  50
              8.12.  Termination of Lock-Up Agreements.........................................................  50
              8.13.  Employment Agreements.....................................................................  50

SECTION 9.  COMPANY CLOSING CONDITIONS.........................................................................  51
              9.1.  Representations and Warranties.............................................................  51
              9.2.  Compliance with Agreements.................................................................  51
              9.3.  Purchasers' Certificates...................................................................  51

SECTION 10.  TERMINATION, AMENDMENT AND WAIVER.................................................................  52
              10.1.  Termination...............................................................................  52
              10.2.  Effect of Termination.....................................................................  54
              10.3.  Amendment.................................................................................  55
              10.4.  Waiver....................................................................................  55

SECTION 11.  RECOVERY OF FEES..................................................................................  55

SECTION 12.  INTERPRETATION OF THIS AGREEMENT..................................................................  56
              12.1.  Terms Defined.............................................................................  56
              12.2.  Accounting Principles.....................................................................  59
              12.3.  Directly or Indirectly....................................................................  59
              12.4.  Governing Law.............................................................................  60
              12.5.  Paragraph and Section Headings............................................................  60

SECTION 13.  MISCELLANEOUS.....................................................................................  60
              13.1.  Survival of Representations, Warranties and Agreements....................................  60
              13.2.  Notices...................................................................................  60
              13.3.  Expenses..................................................................................  62
              13.4.  Publicity.................................................................................  62
              13.5.  Specific Performance......................................................................  62
              13.6.  Reproduction of Documents.................................................................  63
              13.7.  Successors and Assigns....................................................................  63
              13.8.  Entire Agreement..........................................................................  63
              13.9.  Severability..............................................................................  64
              13.10.  Limitation on Enforcement of Remedies....................................................  64
              13.11.  Simultaneous Effectiveness...............................................................  64
              13.12.  Counterparts.............................................................................  64
              13.13.  Joint and Several Obligations............................................................  64

EXHIBIT A                  Form of Warrant
EXHIBIT B                  Certificate of Incorporation of the Company
EXHIBIT C                  Bylaws of the Company
EXHIBIT D                  Form of Amendment to 1997 Stock Option Plan
EXHIBIT E                  Form of Opinion of Counsel
EXHIBIT F                  Form of Registration Rights Agreement
EXHIBIT G                  Form of Flemings Conversion Agreement
EXHIBIT H                  Form of Founders Purchase Agreement
EXHIBIT I-1                Form of Walston Voting Agreement
EXHIBIT I-2                Form of Flemings Voting Agreement
EXHIBIT J                  Form of TSP Voting and Option Agreement
EXHIBIT K                  Form of TSP Purchase Agreement


Schedule 3.2                   Subsidiaries
Schedule 3.3(a)                Holders of Series A Preferred Stock
Schedule 3.3(b)                Employee Stock Option Plans
Schedule 3.3(c)                Conversion and Preemptive Rights
Schedule 3.5                   Consents and Approvals
Schedule 3.6                   Defaults, Conflicts, etc.
Schedule 3.8                   Certain Developments
Schedule 3.9                   Compliance with Law
Schedule 3.10                  Litigation
Schedule 3.11                  Material Contracts
Schedule 3.12                  Undisclosed Liabilities
Schedule 3.13(a)               Labor Relations
Schedule 3.14(a)               Employee Benefit Plans
Schedule 3.14(n)               Change in Control Benefits
Schedule 3.14(o)               Equity-Based Compensation and Related Plans
Schedule 3.15                  FCC Licenses
Schedule 3.16(a)               Owned Real Property
Schedule 3.16(b)               Leased Real Property
Schedule 3.16(c)               Assessed Values of Owned Real Property
Schedule 3.18                  Environmental Matters
Schedule 3.19(a)               Intellectual Property - Applications and
                               Registrations/Patents
Schedule 3.19(b)               Intellectual Property - Claims
Schedule 3.19(c)               Intellectual Property - Licenses
Schedule 3.20                  Year 2000
Schedule 3.21(b)               Certain Unfiled Tax Returns
Schedule 3.22                  Insurance
Schedule 3.23                  Transactions with Related Parties
Schedule 3.33                  Employment Agreements

Schedule 5.2(c)     Certain Recipients of Employee Stock Options

                                     INDEX

Additional Purchase Agreements...........................................   49
Affiliate................................................................   50
Agreement................................................................    1
Applicable Percentage....................................................   40

Board....................................................................    1
Business Day.............................................................   50

Capital Stock............................................................    1
Catalina.................................................................   50
Closing..................................................................    2
Closing Date.............................................................    2
Code.....................................................................   23
Company..................................................................    1
Company Common Stock.....................................................    1
Company Material Adverse Effect..........................................    3
Company Preferred Stock..................................................    4
Company Proxy Statement..................................................   26
Company Transaction Documents............................................   50
Company Vote.............................................................   36
Company Voting Matters...................................................   36
Computer Software........................................................   22
Confidentiality Agreement................................................   35
Conflict.................................................................   28
Credit Agreement.........................................................   50

DGCL.....................................................................   50

Employee Benefit Plans...................................................   12
Employment Agreements....................................................   27
ERISA....................................................................   12
ERISA Affiliate..........................................................   12
Exchange Act.............................................................   50
Executives...............................................................   50
Expiration Date..........................................................   47
Extended Expiration Date.................................................   47

FCC......................................................................   50
FCC Approval.............................................................   50
FCC Licenses.............................................................   50
Final FCC Orders.........................................................   50
Flemings.................................................................   50

Flemings Agreements......................................................   51
Flemings Conversion Agreement............................................   51
Flemings Voting Agreement................................................   52
Founders.................................................................   51
Founders Purchase Agreement..............................................   51

GAAP.....................................................................    7
Governmental Entity......................................................   51

Houlihan Lokey...........................................................   25
HSR Act..................................................................   37

Intellectual Property....................................................   20
Interim SEC Reports......................................................    7

Key Agreements and Instruments...........................................    6
Knowledge................................................................   51

Leased Real Property.....................................................   16
Lenders..................................................................   50
Lock-up Agreements.......................................................   51

Material Contracts.......................................................   10
Multiemployer Plan.......................................................   12

Nasdaq Rules.............................................................   41

Organizational Documents.................................................    2
Owned Real Property......................................................   15

Pension Plans............................................................   12
Person...................................................................   51
Purchase Price...........................................................    2
Purchaser................................................................    1
Purchasers...............................................................    1
Purchasers' Designee.....................................................   40
Purchasers' Expenses.....................................................   55

Registration Rights Agreement............................................   44

SEC......................................................................   51
SEC Reports..............................................................    7
Securities Act...........................................................   51
Series A Preferred Stock.................................................    1

Shares...................................................................    1
Stock Exchange Rules.....................................................   41
Subsequent Determination.................................................   34
subsidiary...............................................................   52
Superior Proposal........................................................   34

Takeover Proposal........................................................   30
Takeover Proposal Interest...............................................   30
Tax Return(s)............................................................   24
Tax(es)..................................................................   23
Termination Fee/Expense Reimbursement....................................   48
Transaction Documents....................................................   52
Transfer.................................................................   38
TSP......................................................................   52
TSP Purchase Agreement...................................................   52
TVN......................................................................   41

Voting Agreements........................................................   52
Voting and Option Agreement..............................................   52

Walston..................................................................   52
Walston Voting Agreement.................................................   52
Warrant..................................................................    1

                         SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT, dated as of January 18, 1999 (this "Agreement"),
                                                                   ---------
by and among Four Media Company, a Delaware corporation (the "Company"),
                                                              -------
Warburg, Pincus Equity Partners, L.P., a Delaware limited partnership, Warburg, Pincus Netherlands Equity Partners I, C.V., a Dutch limited partnership, Warburg, Pincus Netherlands Equity Partners II, C.V., a Dutch limited partnership, and Warburg, Pincus Netherlands Equity Partners III, C.V., a Dutch limited partnership (each, a "Purchaser", and collectively, "Purchasers").
                              ---------                      ----------

                              W I T N E S S E T H:
                              - - - - - - - - - -

WHEREAS, Purchasers desire to purchase 6,582,607 shares of common stock, par value $.01 per share, of the Company (such class of common stock, the "Company
                                                                       -------
Common Stock" and the shares of the Company Common Stock being purchased, the
------------
"Shares") and a warrant (the "Warrant") to purchase an aggregate of 1,100,000
 ------                       -------
shares (subject to adjustment) of Company Common Stock from the Company, and the Company desires to issue and sell the Shares and the Warrant to Purchasers, in each case upon the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, Purchasers and the Board of Directors of the Company (the "Board") have
                                                                    -----
approved the purchase and sale of the Shares and the Warrant, and the other transactions contemplated herein, upon the terms and subject to the conditions set forth herein, and the Board deems such purchase and sale and other transactions to be advisable and in the best interests of the stockholders of the Company; and

WHEREAS, the Board has resolved to recommend approval of the purchase and sale of the Shares and the Warrant and the other transactions contemplated herein to the holders of all the issued and outstanding shares of Company Common Stock and Series A Convertible Preferred Stock, par value $.01 per share (the "Series A
                                                                     --------
Preferred Stock") of the Company (the Company Common Stock and the Series A
---------------
Preferred Stock being referred to collectively as the "Capital Stock").
                                                       -------------

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions set forth herein, the parties hereto hereby agree as follows:

          SECTION 1.  AUTHORIZATION OF COMMON STOCK AND WARRANT
                      -----------------------------------------

          (a) The Company has authorized the issuance of the Shares for sale, and reserved the Shares for issuance, to Purchasers upon the terms and subject to the conditions of this Agreement.

          (b) The Company has authorized the issuance of the Warrant to Purchasers and reserved for issuance the shares of Company Common Stock issuable upon exercise of the Warrant. The terms of the Warrant are set forth in the Form of Warrant, a copy of which is attached hereto as Exhibit A.
                                                       ---------

SECTION 2.  PURCHASE, SALE AND ISSUANCE OF COMMON STOCK AND WARRANT
            -------------------------------------------------------

          (a) Subject to the terms and conditions set forth in this Agreement and in reliance upon the Company's and Purchasers' respective representations and warranties set forth below, on the Closing Date (as defined below) the Company shall (i) sell to Purchasers, and Purchasers shall purchase from the Company, the Shares for an aggregate cash purchase price of $52,660,856 (based on a purchase price of $8.00 per share) (the "Purchase Price") and (ii) issue
                                              --------------
the Warrant to Purchasers. Such sale, purchase and issuance shall be effected on the Closing Date by the Company executing and delivering to Purchasers, duly registered in its name, (i) a duly executed stock certificate or certificates evidencing the Shares and (ii) the duly executed Warrant against delivery by Purchasers to the Company of the Purchase Price by wire transfer of immediately available funds to such account as the Company shall designate prior to the Closing Date.

          (b)  The closing of such sale, purchase and issuance (the "Closing")
                                                                     -------
shall take place at 10:00 A.M., New York City time, on the third Business Day after all of the conditions set forth herein have been satisfied or waived, or such other date as Purchasers and the Company shall agree in writing (the "Closing Date"), at the offices of Willkie Farr & Gallagher, 787 Seventh Avenue,
 ------------
New York, New York, or such other location as Purchasers and the Company shall mutually select.

          SECTION 3.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                      ---------------------------------------------

          The Company represents and warrants to Purchasers that:

          3.1.  Corporate Organization
                ----------------------

          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Attached hereto as Exhibit B and Exhibit C, respectively, are true and complete copies of the
---------     ---------
Certificate of Incorporation and Bylaws of the Company, as amended through the date hereof (collectively, the "Organizational Documents").
                                ------------------------

          (b) The Company has all requisite power and authority and has all necessary approvals, licenses, permits and authorization to own, operate or lease its properties and to carry on its business as now conducted. The Company has all requisite power and authority to execute and deliver the Company Transaction Documents and to perform its obligations hereunder and thereunder.

          (c) The Company has filed all necessary documents to qualify to do business as a foreign corporation in, and the Company is in good standing under the laws of, each jurisdiction in which the conduct of the Company's business or the nature of the properties owned or leased by the Company requires such qualification, except where the failure to so qualify or be in good standing would not reasonably be expected to have a material adverse effect on the business, assets, liabilities, properties or condition (financial or otherwise) of the Company and its subsidiaries taken as a whole (a "Company Material
                                                         ----------------
Adverse Effect").
--------------

          3.2.  Subsidiaries
                ------------

          (a)  Schedule 3.2 sets forth (i) the name of each subsidiary of the
               ------------
Company; (ii) the name of each corporation, partnership, joint venture or other entity (other than such subsidiaries) in which the Company or any of its subsidiaries has, or pursuant to any agreement has the right or obligation to acquire at any time by any means, directly or indirectly, an equity interest or investment; (iii) in the case of each of such corporations described in clauses
(i) and (ii) above, (A) the jurisdiction of incorporation, (B) the percentage of each class of voting capital stock owned by the Company or any of its subsidiaries, (C) a description of any contractual limitations on the holder's ability to vote or alienate such securities, (D) a description of any outstanding options or other rights to acquire securities of such corporation, and (E) a description of any other contractual charge or impediment which would limit or impair the Company's or any of its subsidiaries' ownership of such entity or interest or its ability effectively to exercise the full rights of ownership of such entity or interest; and (iv) in the case of each of such unincorporated entities, information substantially equivalent to that provided pursuant to clause (iii) above with regard to corporate entities.

          (b)  Each subsidiary of the Company listed on Schedule 3.2 has been
                                                        ------------
duly organized, is validly existing and in good standing under the laws of the jurisdiction of its organization, has the corporate power and authority to own and lease its properties and to conduct its business and is duly registered, qualified and authorized to transact business and is in good standing in each jurisdiction in which the conduct of its business or the nature of its properties requires such registration, qualification or authorization, except where the failure to be so registered, qualified, authorized or in good standing would not reasonably be expected to have a Company Material Adverse Effect. All of the issued and outstanding equity or other participating interests of each subsidiary have been duly authorized and validly issued, are fully paid and non-assessable, and, to the extent owned by the Company as indicated on Schedule
                                                                    --------
3.2, are owned free and clear of any mortgage, pledge, lien, encumbrance,
---
security interest, claim or equity, except as set forth on Schedule 3.2.  Except
                                                           ------------
as set forth on Schedule 3.2, there are no outstanding options, warrants,
                ------------
agreements, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any issued or unissued shares of capital stock of any subsidiary.

          3.3.  Capitalization
                --------------

          (a) The authorized capital stock of the Company consists of 50,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, par value $.01 per share ("Company Preferred Stock"), of which 150,000
                                  -----------------------
shares of Company Preferred Stock have been designated as Series A Preferred Stock. As of the close of business on the date one Business Day prior to the date hereof, (i) 10,363,256 shares of Company Common Stock were issued and outstanding, (ii) no shares of Company Common Stock were held in the treasury of the Company, (iii) 150,000 shares of Series A Preferred Stock were issued and outstanding and were held beneficially and of record by the Persons and in the amounts set forth on Schedule 3.3(a), (iv) no shares of Company Preferred Stock
                     ---------------
were issued or outstanding other than the 150,000 shares of Series A Preferred Stock, (v) 2,621,463.60 shares of Company Common Stock were reserved for issuance under the Company's employee stock option plans listed on Schedule
                                                                   --------
3.3(b) in the amounts stated in such schedule and (vi) there were no bonds,
------
debentures, notes or other evidences of indebtedness issued or outstanding having the right to vote on any matters on which the Company's stockholders may vote.

          (b) All the outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and non-assessable, and were issued in accordance with the registration or qualification requirements of the Securities Act and any relevant state securities laws or pursuant to valid exemptions therefrom. Upon issuance, sale and delivery as contemplated by this Agreement, the Shares will be duly authorized, validly issued, fully paid and non-assessable shares of Company Common Stock, free of all preemptive or similar rights. Upon their issuance in accordance with the terms of the Warrant, the shares of Company Common Stock issuable upon exercise of the Warrant will be duly authorized, validly issued, fully paid and non-assessable shares of Company Common Stock, free of all preemptive or similar rights.

          (c) Except for the conversion rights which attach to the warrants, options and convertible securities which are listed on Schedule 3.3(c) hereto
                                                       ---------------
and to the Warrant, on the Closing Date there will be no shares of Company Common Stock or any other equity security of the Company issuable upon conversion or exchange of any security of the Company nor will there be any rights, options or warrants outstanding or other agreements to acquire shares of Company Common Stock or any other equity security of the Company nor will the Company be contractually obligated to purchase, redeem or otherwise acquire any outstanding shares of Company Common Stock or Company Preferred Stock. Except as set forth on Schedule 3.3(c), (i) no stockholder of the Company is entitled
                ---------------
to any preemptive or similar rights to subscribe for shares of capital stock of the

Company, (ii) the Company has not agreed to register any of its securities under the Securities Act (other than pursuant to the Registration Rights Agreement) and (iii) there are no existing voting trusts or similar agreements to which the Company or any of its subsidiaries is a party with respect to the voting of the capital stock of the Company or any of its subsidiaries.

          3.4.  Corporate Proceedings, etc.
                ---------------------------

          The Company has full corporate power to execute and deliver the Company Transaction Documents, to perform its obligations hereunder and thereunder and, subject to obtaining the necessary approval of the Company Voting Matters (as defined in Section 6.3) to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of the Company Transaction Documents by the Company and each of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, subject to the approval of the Company Voting Matters. Except for approval of the Company Voting Matters, no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance of the Company Transaction Documents by the Company and each of the transactions contemplated hereby and thereby, and upon such execution and delivery, each of the Company Transaction Documents shall constitute a valid and binding obligation of the Company enforceable in accordance with its terms, except that (i) the enforceability hereof and thereof may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereinafter in effect, affecting creditors' rights generally, and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought. The Company has authorized the issuance and delivery of the Shares and the Warrant in accordance with this Agreement and, subject to the issuance of the Warrant, the Company has reserved for issuance the shares of Company Common Stock issuable upon exercise of the Warrant.

          3.5.  Consents and Approvals
                ----------------------

          Except as set forth on Schedule 3.5 and other than the matters set
                                 ------------
forth in Sections 6.2, 6.3, 6.4 and 6.5 and any required state blue sky filings in connection with the transactions contemplated hereby, the execution and delivery by the Company of the Company Transaction Documents, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the transactions contemplated hereby and thereby do not require the Company or any of its subsidiaries to obtain any consent, approval or action of, or make any filing with or give any notice to, any corporation, Person, firm, Governmental Entity or public or judicial authority.

          3.6.  Absence of Defaults, Conflicts, etc.
                ------------------------------------

          Except as set forth on Schedule 3.6, and assuming the consents and
                                 ------------
approvals referred to in Section 3.5 and Schedule 3.5 are obtained, the
                                         ------------
execution and delivery by the Company of the Company Transaction Documents do not, and the fulfillment of the terms hereof and thereof by the Company, and the issuance of the Shares, the Warrant and the Company Common Stock issuable upon exercise of the Warrant will not, result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or permit the acceleration of rights under or termination of, (a) any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness, or other material agreement of the Company or any of its subsidiaries (collectively the "Key Agreements and Instruments"), (b) the Organizational Documents, or
     ------------------------------
(c) any order, judgment, rule or regulation of any Governmental Entity having jurisdiction over the Company or any of its subsidiaries or over their respective properties or businesses, other than, in the case of clauses (a) and
(c) above, any such breaches, defaults, accelerations or terminations that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. No event has occurred and no condition exists which, upon notice or the passage of time (or both), would constitute a default under any Key Agreements and Instruments or in any license, permit or authorization to which the Company or any subsidiary is a party or by which any of them may be bound, other than any such defaults that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

          3.7.  SEC Reports
                -----------

          (a) The Company has furnished Purchasers with true and complete copies (including all amendments thereof) of its (i)

Annual Reports on Form 10-K for the fiscal years ended August 3, 1997 and August 2, 1998 as filed with the SEC, (ii) Quarterly Report on Form 10-Q for the quarter ended November 1, 1998, as filed with the SEC, (iii) proxy statements related to all meetings of its stockholders (whether annual or special) held since February 7, 1997 and (iv) all other reports filed with, or registration statements declared effective by, the SEC since February 7, 1997, which are all the documents (other than preliminary material) that the Company filed or was required to file with the SEC from that date through the date hereof (clauses
(i) through (iv) being referred to herein collectively as the "SEC Reports").
                                                               -----------
From the date hereof through the Closing Date, the Company will furnish to Purchasers copies of any reports and registration statements to be filed with the SEC (the "Interim SEC Reports") within a reasonable amount of time prior to filing thereof. As of their respective dates, the SEC Reports (or the Interim
                                                                      -------
SEC Reports, as the case may be) complied or will comply, as the case may be, in
-----------
all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such reports and registration statements. As of their respective dates, the SEC Reports (or the Interim SEC Reports, as the case may be) did not and will not, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were, or will be, made, not misleading.

          (b) The audited consolidated financial statements and unaudited interim financial statements of the Company included in the SEC Reports (or to be included in the Interim SEC Reports, as the case may be) comply as to form in all material respects with applicable accounting requirements of the Securities Act or the Exchange Act, as applicable, and with the published rules and regulations of the SEC with respect thereto. The financial statements and the condensed financial statements, as applicable, included in the SEC Reports (or to be included in the Interim SEC Reports, as the case may be) (i) have been prepared in accordance with generally accepted accounting principles ("GAAP")
                                                                       ----
applied on a consistent basis (except as may be indicated therein or in the notes thereto), (ii) present fairly, in all material respects, the financial position of the Company and its subsidiaries as of the dates thereof and the results of their operations and cash flows for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments and any other adjustments described therein and the fact that certain information and notes have been condensed or omitted in accordance with the Exchange Act and the rules and regulations promulgated thereunder, and (iii) are in all material respects in agreement with the books and records of the Company and its subsidiaries.

          (c) The Company and its subsidiaries keep proper accounting records in which all material assets and liabilities, and all material transactions, of the Company and its subsidiaries are recorded in conformity with applicable accounting principles. No part of the Company's or any of its subsidiaries' accounting system or records, or access thereto, is under the control of a Person who is not an employee of the Company or such subsidiary (other than the Company's independent auditors and outside legal counsel).

          3.8.  Absence of Certain Developments
                -------------------------------

          Except as disclosed in the SEC Reports filed with the SEC prior to the date hereof or on Schedule 3.8, and except for the transactions contemplated by
                  ------------
the Transaction Documents, since August 2, 1998, the Company and its subsidiaries have conducted their business only in the ordinary and usual course in accordance with past practice, and:

          (a) there have not occurred any events or changes (including the incurrence of any liabilities of any nature, whether or not accrued, contingent or otherwise) that have had, or are reasonably likely in the future to have, individually or in the aggregate, a Company Material Adverse Effect; and

          (b) the Company has not taken any action which would have been prohibited under Section 5.2 hereof.

          3.9.  Compliance with Law
                -------------------

          (a)  Except as set forth on Schedule 3.9, neither the Company nor any
                                      ------------
of its subsidiaries is in violation of any laws, ordinances, governmental rules or regulations to which it is subject, including without limitation laws or regulations relating to the environment or to occupational health and safety. No expenditures material to the Company and its subsidiaries taken as a whole are or will be required in order to cause the current operations or properties of such entities to comply with any such laws, ordinances, governmental rules or regulations and except as set forth on
Schedule 3.9, neither the Company nor any of its subsidiaries has received
------------
notice of violation of any law, ordinance, governmental rule or regulation and except as set forth on Schedule 3.9, no investigation or review by any
                       ------------
Governmental Entity with respect to the Company or any of its subsidiaries is pending or, to the best of the Company's knowledge, threatened nor has any Governmental Entity indicated an intention to conduct the same.

          (b) Neither the Company or any of its subsidiaries nor, to the Company's knowledge, any of the officers, directors, employees, agents or other representatives of the Company or any of its subsidiaries or any other business entity or enterprise with which the Company or any subsidiary is or has been affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (i) as a kickback or bribe to any Person or
(ii) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of the Company or any of its subsidiaries.

          (c)  The Company and its subsidiaries have, and Schedule 3.9 lists,
                                                          ------------
all licenses, permits, franchises or other governmental authorizations necessary to the ownership of their property or to the conduct of their respective businesses, which if violated or not obtained might have a Company Material Adverse Effect. Neither the Company nor any subsidiary has finally been denied any application for any such licenses, permits, franchises or other governmental authorizations necessary to its business.

          3.10.  Litigation
                 ----------

          Except as disclosed in the SEC Reports or on Schedule 3.10, there is
                                                       -------------
no legal action, suit, arbitration or other legal, administrative or other governmental investigation, inquiry or proceeding (whether federal, state, local or foreign) pending or, to the best of the Company's knowledge, threatened against or affecting the Company or any subsidiary or any of their respective properties, assets or businesses which, either alone or in the aggregate, would reasonably be expected to have a

Company Material Adverse Effect or prevent or delay the consummation of the transactions contemplated by the Transaction Documents. To the best of the Company's knowledge, there are no facts which might result in or form the basis for any such action, suit, arbitration, investigation, inquiry or other proceeding. Except as set forth on Schedule 3.10, neither the Company nor any
                                   -------------
subsidiary is subject to any order, writ, judgment, injunction, decree, determination or award of any Governmental Entity.

          3.11.  Material Contracts
                 ------------------

          Neither the Company nor any of its subsidiaries is in default (or would be in default with notice or lapse of time, or both) under, is in violation (or would be in violation with notice or lapse of time, or both) of, or has otherwise breached, any indenture, note, credit agreement, loan document, lease, license or other agreement, including, without limitation, any Material Contract (as defined below), whether or not such default has been waived, which default, alone or in the aggregate with all other such defaults, would reasonably be expected to have a Company Material Adverse Effect. Schedule 3.11
                                                                  -------------
contains a complete and correct list as of the date hereof of each agreement, contract and commitment of the following types, written or oral, to which the Company or any of its subsidiaries is a party or by which they or any of their assets are bound: (a) mortgages, indentures, security agreements, guarantees, pledges and other agreements and instruments relating to the borrowing of money or extension of credit; (b) employment, severance and consulting agreements (other than any such agreements that are terminable without liability or penalty on 30 days' or less notice); (c) licenses of patent, trademark and other rights relating to any Intellectual Property (as defined below) and any other licenses, permits and authorizations relating to the businesses of the Company and its subsidiaries (whether as licensor or licensee) that involve by their terms a per annum payment in excess of $100,000 or resulted in a payment obligation in excess of $100,000 in the calendar year ended December 31, 1998; and (d) joint venture or partnership contracts or agreements ((a) through (d) collectively, "Material Contracts"). Prior to the date hereof, the Company has delivered to
 ------------------
Purchasers or their representatives complete and correct copies of all written Material Contracts together will all amendments thereto, and accurate descriptions of all oral

Material Contracts. Each Material Contract is in full force and effect and is binding upon the Company or one of its subsidiaries, as the case may be, and, to the best of the Company's knowledge, is binding upon such other parties, in each case in accordance with its terms. There are no material unresolved disputes involving the Company or any of its subsidiaries under any Material Contract.

          3.12.  Absence of Undisclosed Liabilities
                 ----------------------------------

          (a)  Except as disclosed on Schedule 3.12 and except for indebtedness,
                                      -------------
obligations or liabilities that are reflected or reserved against as set forth in the SEC Reports (including the notes to the financial statements included therein), neither the Company nor any of its subsidiaries has any debt, obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due and whether or not known to the Company) arising out of any transaction entered into at or prior to the Closing, or any act or omission at or prior to the Closing, or any state of facts existing at or prior to the Closing, except (a) for debts, obligations or liabilities incurred in the ordinary course of business since November 1, 1998, none of which (individually or in the aggregate) would reasonably be expected to have a Company Material Adverse Effect and (b) for liabilities and obligations arising under the Transaction Documents.

          (b) Except as disclosed on Schedule 3.12 and except for liabilities
                                     -------------
that are reflected or reserved against in the most recent financial statements included in the SEC Reports, neither the Company nor any of its subsidiaries has any tax liability with respect to or based upon any transactions or events occurring at or prior to the Closing, including, without limitation, unfunded past service liabilities under any pension, profit sharing or similar plan.

          3.13.  Labor Relations and Employment
                 ------------------------------

          (a)  Except as set forth on Schedule 3.13(a), (i) there is no labor
                                      ----------------
strike, dispute, slowdown, stoppage or lockout actually pending, or, to the best of the Company's knowledge, threatened against the Company or any of its subsidiaries, and during the past three years there has not been any such action; (ii) to the best of the Company's knowledge, there are no union claims to represent the employees of the Company or any of its subsidiaries; (iii) neither the Company nor any of its subsidiaries is a party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of the Company or any of its subsidiaries; (iv) none of the employees of the Company or any of its subsidiaries is represented by any labor organization and the Company does not have any knowledge of any current union organizing activities among the employees of the Company or any of its subsidiaries, nor does any question concerning representation exist concerning such employees; (v) the Company and its subsidiaries are, and have at all times been, in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work, occupational safety and health, equal opportunity, collective bargaining and payment of social security and other taxes, and are not engaged in any discriminatory employment practices or unfair labor practices as defined in the National Labor Relations Act or other applicable law, ordinance or regulation; (vi) there is no unfair labor practice charge or complaint against the Company or any of its subsidiaries pending or, to the best of the Company's knowledge, threatened before the National Labor Relations Board or any similar state or foreign agency; (vii) there is no grievance filed, or to the best of the Company's knowledge, threatened to be filed, against the Company or any of its subsidiaries arising out of any collective bargaining agreement or employment agreement or other grievance procedure; (viii) no charges with respect to or relating to the Company or any of its subsidiaries are pending before the Equal Employment Opportunity Commission or any other agency responsible for the prevention of unlawful employment practices; (ix) neither the Company nor any of its subsidiaries has received notice of the intent of any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws to conduct an investigation with respect to or relating to the Company or any of its subsidiaries and no such investigation is in progress; (x) there are no complaints, lawsuits or other proceedings pending or, to the best of the Company's knowledge, threatened in any forum by or on behalf of any present or former employee of the Company or any of its subsidiaries alleging breach of any express or implied contract of employment, any law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship; and (xi) there has been no

"mass layoff" or "plant closing" as defined by the Worker Adjustment and Retraining Notification Act or any similar state or local "plant closing" law with respect to the current or former employees of the Company and its subsidiaries.

          (b) The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company or any of its subsidiaries, nor does the Company have a present intention to terminate the employment of any of the foregoing.

          3.14.  Employee Benefit Plans
                 ----------------------

          (a) Schedule 3.14(a) sets forth: (i) all "employee benefit plans", as
              ----------------
defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all other material employee benefit arrangements,
             -----
including, without limitation, any such arrangements providing severance pay, sick leave, vacation pay, salary continuation for disability, retirement benefits, deferred compensation, bonus pay, incentive pay, stock options, hospitalization insurance, medical insurance, life insurance, scholarships or tuition reimbursements, maintained by the Company or any of its subsidiaries or to which the Company or any of its subsidiaries is obligated to contribute thereunder for current or former employees the Company and its subsidiaries (the "Employee Benefit Plans"), and (ii) all "employee pension plans", as defined in
 ----------------------
Section 3(2) of ERISA, other than any Multiemployer Plan (as defined below), maintained by the Company or any trade or business (whether or not incorporated) which is or has ever been under control or treated as a single employer with the Company under Section 414(b) or (c), of the Code ("ERISA Affiliate") or to which
                                                   ---------------
the Company or any ERISA Affiliate has contributed or been obligated to contribute thereunder during the last six years (the "Pension Plans").
                                                      -------------

          (b) Except as set forth on Schedule 3.14(a), none of the Employee
                                     ----------------
Benefit Plans or Pension Plans is a multiemployer plan, as defined in Section 3(37) of ERISA ("Multiemployer Plan"), and neither the Company nor any ERISA
                 ------------------
Affiliate has withdrawn in a complete or partial withdrawal from any Multiemployer Plan with respect to which the Company or any ERISA affiliate has any unsatisfied withdrawal liability, nor has any of them incurred any unsatisfied liability due to the termination or reorganization of a Multiemployer Plan.

          (c) Each Employee Benefit Plan that is intended to qualify under
Section 401 of the Code and the trust maintained pursuant thereto is exempt from federal income taxation under Section 501 of the Code, and nothing has occurred with respect to the operation of any such Employee Benefit Plan that could cause the loss of such qualification or exemption or the imposition of any liability, penalty or tax under ERISA or the Code.

          (d) All contributions (including all employer contributions and employee salary reduction contributions) required to have been made under any of the Employee Benefit Plans or Pension Plans or by law (without regard to any waivers granted under Section 412 of the Code) to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof (including any valid extension), and all contributions for any period ending on or before the Closing Date which are not yet due will have been paid or accrued on or prior to the Closing Date. No accumulated funding deficiencies exist in any of the Employee Benefit Plans or Pension Plans subject to Section 412 of the Code.

          (e) There is no "amount of unfunded benefit liabilities" within the meaning of Section 4001(a)(18) of ERISA in any of the Pension Plans which are subject to Title IV of ERISA. Each of the Pension Plans are fully funded in accordance with the actuarial assumptions used by the PBGC to determine the level of funding required in the event of the termination of the Pension Plans.

          (f) Neither the Company nor any ERISA Affiliate has terminated any Pension Plan subject to Title IV of ERISA with respect to which it has incurred any material outstanding liability, or incurred any material outstanding liability under Section 4062 of ERISA to the PBGC or to a trustee appointed under Section 4042 of ERISA. All premiums due the PBGC with respect to the Pension Plans have been paid. Neither the Company nor any ERISA Affiliate has engaged in any transaction described in Section 4069 of ERISA.

          (g) There has been no "reportable event" within the meaning of Section 4043 of ERISA with respect to any Pension Plans subject to Title IV of ERISA which would require the giving of notice or any other event requiring disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA.

          (h) There has been no violation of ERISA or the Code with respect to the filing of applicable reports, documents and notices regarding the Employee Benefit Plans with the Secretary of Labor or the Secretary of the Treasury or the furnishing of required reports, documents or notices to the participants or beneficiaries of the Employee Benefit Plans which could result in a material liability to the Company.

          (i) True, correct and complete copies of the following documents, with respect to each of the Employee Benefit Plans and Pension Plans, have been delivered to Purchasers by the Company or are publicly available: (i) all plans and related trust documents, and amendments thereto; (ii) the most recent Forms 5500; (iii) the last IRS determination letter; (iv) summary plan descriptions;
(v) the most recent actuarial report relating to the Employee Benefit Plans and Pension Plans; and (vi) written descriptions of all non-written agreements relating to the Employee Benefit Plans.

          (j) There are no pending actions, claims or lawsuits which have been asserted or instituted against the Employee Benefit Plans, the assets of any of the trusts under such plans or the plan sponsor or the plan administrator, or against any fiduciary of the Employee Benefit Plans with respect to the operation of such plans (other than routine benefit claims), nor does the Company have knowledge of facts which could form the basis for any such claim or lawsuit.

          (k) All amendments and actions required to bring the Employee Benefit Plans and Pension Plans into conformity in all material respects with all of the applicable provisions of ERISA, the Code and other applicable laws have been made or taken except to the extent that such amendments or actions are not required by law to be made or taken until a date after the Closing Date.

          (l) The Employee Benefit Plans have been maintained, in all material respects, in accordance with their terms and with all provisions of ERISA and the Code (including rules and regulations thereunder) and other applicable federal and state laws and regulations, and neither the Company, any of its subsidiaries, nor, to the best of the Company's knowledge, any "party in interest" or "disqualified person" with respect to the Employee Benefit Plans has engaged in a "prohibited transaction" within the meaning of Section 406 of ERISA or 4975 of the Code. No fiduciary has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any Employee Benefit Plan.

          (m) None of the Employee Benefit Plans provide retiree life or retiree health benefits except as may be required under Section 4980B of the Code or
Section 601 of ERISA or applicable state law and at the expense of the participant or the participant's beneficiary. The Company and the ERISA Affiliates have at all times complied with the notice and health care continuation requirements of Section 4980B of the Code and Sections 601 through 608 of ERISA.

          (n) Except as set forth on Schedule 3.14(n), none of the execution and
                                     ----------------
delivery of the Company Transaction Documents, the consummation of the transactions contemplated hereby and thereby or any other transactions involving the Company, Purchasers and/or any of the Company's stockholders will (i) result in any payment becoming due to any employee (current, former or retired) of the Company or any of its subsidiaries, (ii) increase any benefits otherwise payable under any Employee Benefit Plan, (iii) result in the acceleration of the time of payment or vesting of any benefits under any Employee Benefit Plan, (iv) qualify as a "change of control" or similar event under any Employee Benefit Plan or (v) result in any payment becoming due to any employee that may be nondeductible under Section 162(m) or Section 280G of the Code.

          (o) Except as set forth on Schedule 3.14(o), no stock or other
                                     ----------------
security issued by the Company or any Affiliate forms or has formed a material part of the assets of any Employee Benefit Plan or Pension Plan.

          3.15.  FCC Matters
                 -----------

          (a) A complete and accurate list of the FCC Licenses is set forth on
Schedule 3.15.  The FCC Licenses are in full force and effect and unimpaired by
-------------
any condition that could have a Company Material Adverse Effect. No application, complaint, action or proceeding is pending or, to the best of the Company's knowledge, threatened, that may result in the revocation, modification, non-renewal or suspension of any FCC License or the imposition of any administrative or judicial sanction with respect to any FCC License. Neither the Company, Catalina nor any other subsidiary of the Company has knowledge of any failure of Catalina to comply in all material respects with the terms and conditions of the FCC Licenses, and all applicable rules, regulations and policies of the FCC and requirements of the Communications Act of 1934, as amended.

          (b) The equipment which is operated pursuant to the FCC Licenses is operated in all material respects in compliance with the rules, regulations and policies of the FCC and requirements of the Communications Act of 1934, as amended.

          (c) Neither the Company, Catalina nor any other subsidiary of the Company is aware of any facts or circumstances that are likely to prevent or delay prompt FCC Approval.

          3.16.  Real Property
                 -------------

          (a) Schedule 3.16(a) contains a complete and accurate list of all real
              ----------------
property owned in whole or in part, directly or indirectly, by the Company or its subsidiaries (the "Owned Real Property"). The Company has good and
                       -------------------
marketable title in fee simple to all of the Owned Real Property, free and clear of all liens, encumbrances, charges, mortgages, judgments and hypothecations, whether recorded or unrecorded. None of the Owned Real Property is subject to any right or option of any other Person to purchase or lease or otherwise obtain title to or an interest in such real property. No Person other than the Company or any of its subsidiaries has any right to use, occupy or lease any of the Owned Real Property or Leased Real Property (as defined in subsection (b) of this Section 3.16). Schedule 3.16(a) contains an accurate and complete list of
                     ----------------
all Owned Real Property leased in whole or in part by the Company as landlord. True and complete copies of all leases including all modification and amendments thereto listed on Schedule 3.16(a) have been delivered to Purchasers. All of
                  ----------------
the buildings, improvements, structures and appurtenances situated on the Owned Real Property are owned by the Company or one if its subsidiaries and are in all material respects in good operating condition, normal wear and tear excepted. Except as set forth on Schedule 3.16(a), no condemnation proceeding or similar
                       ----------------
proceeding is pending or, to the best of the Company's knowledge, threatened that would preclude or impair the use of any such property or any improvement thereon by the Company or any of its subsidiaries for the purpose for which it is currently used. There is no material latent or patent structural, mechanical or other significant defect, soil condition or deficiency in any of the improvements located on any of the Owned Real Property or, to the best of the Company's knowledge, the Leased Real Property.

          (b) Schedule 3.16(b) lists all real property leased by the Company or
              ----------------
its subsidiaries as well as the commencement and expiration dates of all leases relating thereto (the "Leased Real Property"). True and complete copies of all
                       --------------------
leases listed on Schedule 3.16(b) have been delivered to Purchasers.  The
                 ----------------
Company or one of its subsidiaries has a valid and existing lease or sublease for each property subsumed within the Leased Real Property. All leases covering any of the Leased Real Property are valid and enforceable by the Company or one of its subsidiaries, as the case may be, in accordance with their respective terms, are in full force and effect, and have not been modified, supplemented or terminated except as set forth on Schedule 3.16(b), and there is not under any
                                  ----------------
such lease any default by the Company or one of its subsidiaries or, to the best of the Company's knowledge, by any landlord or lessor under any such lease. All third party consents required in respect of the Owned Real Property or Leased Real Property in order to consummate the transactions contemplated by the Company Transaction Documents have been obtained. The facilities and real properties covered by the Leased Real Property and included in the Owned Real Property constitute all of the facilities and real properties presently used by the Company or its subsidiaries.

          (c) Any increase in real property taxes due to the acquisition of Owned Real Property by the Company is reflected in the most recent financial statements included in the SEC Reports. If the values of the Owned Real Property for purposes of California property taxes are reassessed as of the Closing Date to their fair market values as of the Closing Date, such reassessment will not result in a material increase in the assessed values of such property. Schedule 3.16(c) accurately states the assessed values for
                ----------------
purposes of California property taxes of the Owned Real Property.

          3.17.  Condition of Properties
                 -----------------------

          Except as would not reasonably be expected to have a Company Material Adverse Effect, all facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company and its subsidiaries are in good operating condition and repair, are reasonably fit and usable for the purposes for which they are being used, are adequate and sufficient for the Company's or such subsidiary's business and conform in all material respects with all applicable ordinances, regulations and laws.

          3.18.  Environmental Matters
                 ---------------------

          (a)  Except as set forth on Schedule 3.18 and except as would not
                                      -------------
reasonably be expected to have a Company Material Adverse Effect:

          (i) The Company and its subsidiaries (i) are in substantial compliance with all Environmental Laws; (ii) have obtained all necessary Environmental Permits, all of which are in full force and effect; and (iii) are in substantial compliance with all terms and conditions of such Environmental Permits.

          (ii) Neither the Company nor any of its subsidiaries has violated or done any act which could give rise to liability under, or have otherwise failed to act in a manner which would expose any of them to liability under, any Environmental Law.

          (iii) No Hazardous Material has been released, spilled, discharged, dumped, disposed of, or otherwise come to be located in, at, beneath or near any of the Owned Real Property or Leased Real Property including properties formerly owned, operated or otherwise controlled by the Company or any of its subsidiaries (during the period of the Company's or such subsidiaries' ownership, operation or control thereof) in such manner as would reasonably be expected to result in environmental liability to the Company or any of its subsidiaries.

          (iv) There have been and are no: (i) aboveground or underground storage tanks; (ii) surface impoundments for Hazardous Materials; or (iii) friable asbestos or asbestos containing materials or polychlorinated biphenyl ("PCB") or PCB-containing equipment, located within any portion of the Owned Real Property or Leased Real Property.

          (v) No liens have been placed upon any Owned Real Property or Leased Real Property in connection with any actual or alleged liability under any Environmental Law.

          (vi) Neither the Company nor any of its subsidiaries has received any written notice, claim, demand, suit or request for information from any Governmental Entity or private entity with respect to any liability or alleged liability under any Environmental Law, nor has any entity previously owned, operated, or otherwise controlled by the Company or its subsidiaries whose liability, in whole or in part, may be attributed to the Company or any of its subsidiaries, received any such notice, claim, demand, suit or request for information; neither the Company nor any of its subsidiaries has ongoing negotiations with or agreements with any Governmental Entity or other Person or entity relating to any Remedial Action or other claim arising under or related to any Environmental Law.

          (vii) Neither the Company nor any of its subsidiaries has disposed, or arranged for the disposal, of any Hazardous Materials at any facility that is or has ever been the subject of investigation or response action under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S) 9601 et seq. ("CERCLA"),
                                                      -------   ------
                    Resource Conservation and Recovery Act, 42 U.S.C. (S) 6901 et seq. ("RCRA"), or any state law of similar effect.
                    -------   ----

          (viii) The Company has provided to Purchasers all environmental studies and reports pertaining to the Owned Real Property or Leased Real Property including properties formerly owned, operated or otherwise controlled by the Company or any of its subsidiaries and the improvements thereon that they are aware of, have commissioned or have in their possession. To the best of the Company's knowledge, such studies and reports do not contain any inaccuracies resulting from, in whole or in part, any material misrepresentation of the Company.

With respect to the following owned Real Property and Leased Real Property the above representations and warranties are unqualified with respect to Company Material Adverse Effect: 3611 North San Fernando Road, Burbank, California; 2901 West Alameda Avenue, Burbank, California; 3000 Olympic Boulevard, Santa Monica, California; 100 Universal City Plaza, Building 153, Universal Studios, California; 730 Arizona Avenue, Santa Monica, California; 1318 Lincoln Boulevard, Santa Monica, California.

          For purposes of this Agreement, the following terms shall have the following meanings:

          "Environmental Laws" shall mean any statute, regulation, ordinance,
           ------------------
order, decree, agreement, common law duty or other requirement of United States or Singapore law (for the Singapore Leased Real Property only) relating to protection of human health, safety or the environment (including, without limitation, ambient air, surface water, groundwater, wetlands, soil, surface and subsurface strata).

          "Environmental Permits" shall mean all permits, licenses, approvals,
           ---------------------
authorizations, consents or registrations required under any applicable Environmental Law.

          "Hazardous Materials" shall mean any chemicals, pollutants,
           -------------------
contaminants, wastes, toxic substances, hazardous substances, hazardous materials, hazardous wastes, radioactive materials, petroleum or petroleum products.

          "Remedial Action" shall mean any action required to: (i) clean up,
           ---------------
remove or treat Hazardous Materials; (ii) prevent a release or threat of release of any Hazardous Material; (iii) perform pre-remedial studies, investigations or post-remedial monitoring and care; or (iv) cure a violation of Environmental Law.

          3.19.  Intellectual Property
                 ---------------------

          (a) Schedule 3.19(a) sets forth a complete list of
              ----------------
registrations/patents or applications therefor pertaining to the Intellectual Property, the dates of application/issuance and the relevant jurisdictions. Except as described on Schedules 3.19(a), (b) or (c), the Company or one of its
                       -----------------  ---    ---
subsidiaries owns or, to the best of the Company's knowledge, has the valid right to use, free and clear of all liens and other encumbrances or claims of any nature, all of the Intellectual Property necessary for the conduct of the business of the Company or any of its subsidiaries. Except as described on
Schedule 3.19(a), (b) or (c), all Intellectual Property listed on Schedule
----------------  ---    ---
3.19(a) is valid, subsisting, unexpired, and enforceable and all renewal fees and other maintenance fees that have fallen due on or prior to the effective date of this Agreement have been paid.

          (b) Except as set forth on Schedule 3.19(b), there is no claim, suit,
                                     ----------------
action or proceeding pending or, to the best of the Company's knowledge, threatened against the Company or one of its subsidiaries: (i) alleging any such conflict or infringement with any third party's proprietary rights; or (ii) challenging the Company or one of its subsidiaries' ownership or use, or the validity or enforceability of any Intellectual Property that is necessary for the conduct of the business of the Company or any of its subsidiaries. Except as set forth on Schedule 3.19(b), there is no claim, suit, action or proceeding
                ----------------
pending or, to best of the Company's knowledge, threatened by the Company or one of its subsidiaries, alleging any third party's intellectual property rights conflict or infringe the Intellectual Property of the Company or one of its subsidiaries.

          (c) Schedule 3.19(c) sets forth a complete and accurate list of all:
              ----------------
(i) licenses, sublicenses and other agreements in which the Company or one of its subsidiaries grants rights to any Person to use the Intellectual Property; and (ii) consents, indemnifications, forbearances to sue, settlement agreements or cross-licensing arrangements relating to the Intellectual Property or the intellectual property of any third party to which the Company or one of its subsidiaries is a party. Except as set forth on Schedule 3.19(c), neither the
                                                 ----------------
Company nor any of its subsidiaries is under any obligation to pay royalties or similar payments in connection with any license, nor will the Company or any of its subsidiaries be, as a result of the execution and delivery of the Company Transaction Documents or the performance of its obligations hereunder or thereunder, in breach of any license, sublicense or other agreement relating to the Intellectual Property.

          (d) Except as set forth on Schedule 3.19(d), no former or present employee, officer or director of the Company or any of its subsidiaries holds any right or title, directly or indirectly, in whole or in part, in or to any Intellectual Property.

          (e) The Company or one of its subsidiaries owns or has the right to use all computer software, software systems and databases and all other information systems currently used in the business of the Company or any of its subsidiaries and necessary for the conduct of the business of the Company or any of its subsidiaries, including, without limitation, all such computer software used in the business of the Company on personal computers by employees of the Company or any of its subsidiaries.

          For purposes of this Agreement, "Intellectual Property" shall mean all
                                           ---------------------
of the following, owned or used in the business of the Company or any of its subsidiaries: (i) trademarks and service marks (registered or unregistered), trade dress, trade names and other names and slogans embodying business or product goodwill or indications of origin, all applications or registrations in any jurisdiction pertaining to the foregoing and all goodwill associated therewith; (ii) patents, patentable inventions, discoveries, improvements, ideas, know-how, formula methodology, processes, technology and computer programs, software and databases (including source code, object code, development documentation, programming tools, drawings, specifications and data) and all applications or registrations in any jurisdiction pertaining to the foregoing, including all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof; (iii) trade secrets, including confidential and other non-public information, and the right in any jurisdiction to limit the use or disclosure thereof; (iv) copyrights in writings, designs, mask works or other works, and applications or registrations in any jurisdiction for the foregoing; (v) database rights; (vi) Internet Web sites, domain names and registrations or applications for registration thereof; (vii) licenses, immunities, covenants not to sue and the like relating to any of the foregoing;
(viii) books and records
describing or used in connection with any of the foregoing; and (ix) claims or causes of action arising out of or related to infringement or misappropriation of any of the foregoing.

          3.20.  Year 2000
                 ---------

          Except as set forth on Schedule 3.20 or in the SEC Reports, or as
                                 -------------
would not have, individually or in the aggregate, a Company Material Adverse
Effect:

          (a) To the best of the Company's knowledge, none of the Computer Software, computer firmware, computer hardware (whether general or special purpose) and other similar or related items of automated, computerized and/or software system(s) that are used or relied on by the Company or any of its subsidiaries in the conduct of their respective businesses will malfunction, cease to function, generate incorrect data, or provide incorrect results when processing, providing, and/or receiving (i) date-related data into and between the twentieth and twenty-first centuries and (ii) date-related data in connection with any valid date in the twentieth and twenty-first centuries.

          (b) To the best of the Company's knowledge, none of the products and services sold, licensed, rendered or otherwise provided by the Company or any of its subsidiaries in the conduct of their respective businesses will malfunction, cease to function, generate incorrect data or produce incorrect results when processing, providing and/or receiving (i) date-related data in and between the twentieth and twenty-first centuries and (ii) date-related data in connection with any valid date in the twentieth and twenty-first centuries; and the Company and its subsidiaries are not and shall not be subject to liabilities arising from their failure to do so.

          For purposes of this Agreement, "Computer Software" shall mean any and
                                           -----------------
all items, products and systems used in the operation of the business of the Company or its subsidiaries, which incorporate the processing of dates or date-related data (including, but not limited to, representing, calculating, comparing and sequencing) and are operationally material to the business of the Company or its subsidiaries, including, but not limited to, computer systems, infrastructure items, software applications, hardware, and related equipment and utilities including, but not limited to (i) any and all computer programs and applications consisting of sets of statements and instructions to be used directly or indirectly in computer software or firmware whether in source code or object code form, (ii) databases and compilations, including without limitation any and all data and collections of data, whether machine readable or otherwise, (iii) all versions of the foregoing including, without limitation, all screen displays and designs thereof, and all component modules of source code or object code or natural language code therefor, and whether recorded on paper, magnetic media or other electronic or non-electronic device, (iv) all descriptions, flowcharts and other work product used to design, plan, organize and develop any of the foregoing, (v) all documentation including, without limitation, all technical and user manuals and training materials relating to the foregoing, and (vi) Internet domain names and content contained on all World Wide Web sites of the Company or any of its subsidiaries.

          3.21.  Tax Matters
                 -----------

          (a) The Company is the common parent of an affiliated group of corporations (within the meaning of Section 1504(a) of the Code) eligible to file consolidated federal income Tax Returns.

          (b)  Except as set forth on Schedule 3.21(b), (i) the Company has
                                      ----------------
filed (or joined in the filing of) when due all Tax Returns required by applicable law to be filed with respect to the Company and all Taxes shown to be due on such Tax Returns have been paid; (ii) all such Tax Returns were true, correct and complete as of the time of such filing; (iii) all Taxes relating to periods ending on or before the Closing Date owed by the Company (whether or not shown on any Tax Return) or to which the Company may be liable under Treasury Regulations (S) 1.1502-6 (or analogous state, local, or foreign provisions), as a transferee or successor, by contract or otherwise, by virtue of having been a member of any "affiliated group" (or other group filing on a combined or unitary basis) at any time on or prior to the Closing Date, if required to have been paid, have been paid (except for Taxes which are being contested in good faith);
(iv) any liability of the Company for Taxes not yet due and payable, or which are being contested in good faith, has been provided for on the financial statements of the Company included in the SEC Reports in accordance with GAAP;
(v) there is no action, suit, proceeding, investigation, audit or claim now pending against, or with respect to, the Company in respect of any Tax or assessment, nor is any claim for additional Tax or assessment asserted by any Tax authority, nor, to the best of the Company's knowledge, is any such assertion threatened;
(vi) no claim has been made by any Tax authority in a jurisdiction where the Company does not currently file a Tax Return that it is or may be subject to Tax by such jurisdiction, nor, to the best of the Company's knowledge, is any such assertion threatened; (vii) there is no outstanding request for any extension of time within which to pay any Taxes or file any Tax Returns; (viii) there has been no waiver or extension of any applicable statute of limitations for the assessment or collection of any Taxes of the Company; (ix) no property of the Company is "tax-exempt use property" within the meaning of Section 168(h) of the Code; (x) the Company is not a party to any lease made pursuant to former
Section 168(f)(8) of the Internal Revenue Code of 1954 or any analogous state or local provisions; (xi) the Company has not filed any agreement or consent under
Section 341(f) of the Code; (xii) the Company is not a party to any agreement, whether written or unwritten, providing for the payment of Taxes, payment for Tax losses, entitlements to refunds or similar Tax matters; (xiii) no ruling with respect to Taxes (other than a request for determination of the status of a qualified pension plan) has been requested by or on behalf of the Company; (xiv) the Company has withheld and paid all material Taxes required to be withheld in connection with any amounts paid or owing to any employee, creditor, independent contractor or other third party; and (xv) there is no security interest on any asset of the Company that arose in connection with a failure (or alleged failure) to pay any Tax. For purposes of this paragraph (except for clause
(xvi)), "Company" includes the Company and any of its subsidiaries.

          (c) For purposes of this Agreement, the following terms shall have the following meanings:

          "Code" shall mean the Internal Revenue Code of 1986, as amended.
           ----

          "Tax(es)" shall mean any and all federal, state, local, foreign and
           -------
other taxes, levies, fees, imposts, duties and charges of whatever kind (including any interest, penalties or additions to the tax imposed in connection therewith or with respect thereto), whether or not imposed on the Company, including, without limitation, taxes imposed on, or measured by, income, franchise, profits or gross receipts, and also ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes and customs duties.

          "Tax Return(s)" shall mean returns, reports, information statements
           -------------
and other documentation (including any additional or supporting material) filed or maintained, or required to be filed or maintained, in connection with the calculation, determination, assessment or collection of any Tax and shall include any amended returns required as a result of examination adjustments made by the Internal Revenue Service or other Tax authority.

          3.22.  Insurance
                 ---------

          The Company and its subsidiaries and their respective properties are insured in such amounts, against such losses and with such insurers as are prudent when considered in light of the nature of the properties and businesses of the Company and its subsidiaries. Schedule 3.22 sets forth a complete and
                                     -------------
accurate list of the insurance policies of the Company and its subsidiaries as in effect on the date hereof, including in each case the applicable coverage limits, deductibles and the policy expiration dates. No notice of any termination or threatened termination of any of such policies has been received by the Company or any of its subsidiaries and such policies are in full force and effect.

          3.23.  Transactions with Related Parties
                 ---------------------------------

          Except as set forth on Schedule 3.23 or in the SEC Reports, neither
                                 -------------
the Company nor any subsidiary is a party to any agreement with any of the Company's directors, officers or, to the best of the Company's knowledge, shareholders or, to the best of the Company's knowledge, any Affiliate or family member of any of the foregoing under which it: (i) leases any real or personal property (either to or from such Person), (ii) licenses real or personal property or Intellectual Property (either to or from such Person), (iii) is obligated to purchase any tangible or intangible asset from or sell such asset to such Person, (iv) purchases products or services from such Person, (v) has borrowed money from or loaned money to such Person or (vi) permits such Person to use any personal property of the Company or any of its subsidiaries for personal purposes. Except as set forth on
Schedule 3.23 or in the SEC Reports, neither the Company nor any subsidiary
-------------
employs as an employee or engages as a consultant any family member of any of the Company's directors, officers or, to the best of the Company's knowledge, shareholders. To the best of the Company's knowledge and except as set forth on
Schedule 3.23, there exist no agreements among shareholders of the Company,
-------------
except as contemplated by the Company Transaction Documents, to act in concert with respect to their voting or holding of Company securities.

          3.24.  Interest in Competitors
                 -----------------------

          Neither the Company, nor any or its subsidiaries, nor, to the best of the Company's knowledge, any of their respective officers or directors, has any interest, either by way of contract or by way of investment (other than as holder of not more than 2% of the outstanding capital stock of a publicly traded Person) or otherwise, directly or indirectly, in any Person other than the Company and its subsidiaries that (i) provides any services or designs, produces or sells any product or product lines or engages in any activity similar to or competitive with any activity currently proposed to be conducted by the Company or any of its subsidiaries or (ii) has any direct or indirect interest in any asset or property, real or personal, tangible or intangible, of the Company.

          3.25.  Private Offering
                 ----------------

          Neither the Company nor anyone acting on its behalf shall offer the Shares or the Warrant for issue or sale to, or solicit any offer to acquire any of the same from, anyone so as to bring the issuance and sale of the Shares, the Warrant or the shares of Company Common Stock issuable upon the exercise of the Warrant, or any part thereof, within the provisions of Section 5 of the Securities Act. Based upon the representations of Purchasers set forth in
Section 4, the offer, issuance and sale of the Shares, the Warrant and the shares of Company Common Stock issuable upon exercise of the Warrant are and will be exempt from the registration and prospectus delivery requirements of the Securities Act, and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

          3.26.  Brokerage
                 ---------

          Other than with respect to fees payable to Houlihan, Lokey, Howard & Zukin Capital ("Houlihan Lokey"), there are no claims for brokerage commissions
                --------------
or finder's fees or similar compensation in connection with the transactions contemplated by this Agreement or the other Transaction Documents based on any arrangement made by or on behalf of the Company and the Company agrees to indemnify and hold Purchasers harmless against any costs or damages incurred as a result of any such claim, including with respect to fees payable to Houlihan Lokey. The Company has heretofore furnished to Purchasers true and complete information concerning the financial arrangements between the Company and Houlihan Lokey pursuant to which such firm would be entitled to any payment as a result of the transactions contemplated by the Transaction Documents.

          3.27.  Disclosure
                 ----------

          None of the information with respect to the Company or its subsidiaries to be included or incorporated by reference in the proxy statement of the Company, including any amendments or supplements thereto (collectively, the "Company Proxy Statement") to be mailed to the stockholders of the Company
     -----------------------
in connection with the transactions contemplated by the Transaction Documents will, at the time of the mailing of the Company Proxy Statement and at the time of the Company Vote (as defined in Section 6.3 of this Agreement), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, that the foregoing representation shall not be applicable with respect to untrue statements or omissions based upon information furnished to the Company by Purchasers for use therein. The Company Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. Prior to the date hereof, the Company has provided or made available to Purchasers or their representatives complete and accurate copies of (i) all unredacted minutes of meetings and written consents of the Board and committees thereof for the period from September 25, 1996 through December 1, 1998 and (ii) all documents and agreements, including any amendments, renewals or modifications thereof, referenced in the schedules to this Agreement.

          3.28.  Takeover Provisions Inapplicable
                 --------------------------------

          As of the date hereof and at all times on or prior to the Closing Date, the Board shall have approved the transactions contemplated by this Agreement, including, without limitation, the Additional Purchase Agreements, the Voting and Option Agreement and the Voting Agreements so as to render inapplicable hereto and thereto the limitations on business combinations contained in Section 203 of the DGCL.

          3.29.  Company Action
                 --------------

          The Board (at a meeting duly called and held) has by unanimous vote of the directors (i) determined that the transactions that are the subject of the Company Voting Matters (as defined in Section 6.3 of this Agreement) are advisable and in the best interests of the Company and its stockholders, (ii) recommended the approval of the transactions that are the subject of the Company Voting Matters and directed that the transactions that are the subject of the Company Voting Matters be submitted for consideration by the Company's stockholders at the Company Vote (subject to its right to withdraw, modify or amend such recommendation and direction solely as provided in Section 5.3 of this Agreement), and (iii) adopted a resolution having the effect of causing the Company not to be subject, to the extent permitted by applicable law, to any state takeover law that may purport to be applicable to the transactions contemplated by the Transaction Documents.

          3.30.  Fairness Opinion
                 ----------------

          The Company has received, and has furnished Purchasers with a complete and correct copy of, the written opinion of Houlihan Lokey, the financial advisor to the Company, dated the date hereof, in the form set forth on Schedule 3.30.

          3.31.  FIRPTA
                 ------

          The Company is not, and has not been at any time during the five year period ending on the date of this Agreement, a United States real property holding corporation with the meaning of Section 897(c)(2) of the Code.

          3.32.  [Intentionally Deleted]
                 -----------------------

          3.33.  Employment Agreements
                 ---------------------

          The Company and each of the Executives have executed employment agreements in the form set forth on Schedule 3.33 (collectively, the "Employment
                                    -------------                     ----------
Agreements"). Each of the Employment Agreements is in full force and effect and
----------
none of the parties thereto are in breach thereof.

          3.34.  Negative Assurances
                 -------------------

          To the Company's knowledge, the representations and warranties of (a) TSP in the Voting and Option Agreement, (b) Walston and TSP, respectively, in the Walston Voting Agreement and (c) Flemings in the Flemings Voting Agreement are, in each such case, true and correct in all material respects.

          SECTION 4.  REPRESENTATIONS AND WARRANTIES OF
                      ---------------------------------
                      PURCHASERS
                      ----------

          Each Purchaser jointly and severally represents and warrants to the Company as follows:

          (a) Each Purchaser is a limited partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and each Purchaser has the requisite power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and of the other Transaction Documents to which it is a party.

          (b) This Agreement and the other Transaction Documents to which it is a party have been duly executed and delivered by each Purchaser and, assuming the due execution and delivery of this Agreement by the Company and of such other Transaction Documents by the other parties thereto, are the valid and binding obligations of each Purchaser, enforceable against each Purchaser in accordance with their respective terms, except that (i) the enforceability hereof and thereof may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereinafter in effect, affecting creditors' rights generally, and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

          (c) Neither the execution and delivery of this Agreement nor of the other Transaction Documents to which it is a party nor the performance by each Purchaser of its obligations hereunder or thereunder will conflict with, result in a violation or breach of, or constitute a default (or an event that, with notice or lapse of time or both, would result in a default) or give rise to any right of termination, amendment, cancellation or acceleration under (collectively, a "Conflict"), (i) its certificate of limited partnership,
                  --------
partnership agreement or comparable instrument, (ii) any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which such Purchaser is a party or by which such Purchaser is bound to the extent such Conflict would materially affect such Purchaser's ability to consummate the transactions contemplated under the Transaction Documents or (iii) any judgment, writ, decree, order or ruling applicable to such Purchaser to the extent such Conflict would materially affect such Purchaser's ability to consummate the transactions contemplated under the Transaction Documents.

          (d) Neither the execution and delivery of this Agreement nor of the other Transaction Documents to which it is a party nor the performance by each Purchaser of its obligations hereunder or thereunder will violate any law, decree, statute, rule or regulation applicable to such Purchaser or require any order, consent, authorization or approval of, filing or registration with, or declaration or notice to, any corporation, Person, firm, Governmental Entity or public or judicial authority, other than any required notices or filings with the FCC or pursuant to the HSR Act or the federal securities laws.

          (e) It is acquiring the Shares and the Warrant (and will acquire the Company Common Stock issuable upon exercise of the Warrant) for its own account for investment and not with a view towards the resale, transfer or distribution thereof, nor with any present intention of distributing the Shares or the Warrant (or the Company Common Stock acquired upon exercise of the Warrant), but subject, nevertheless, to any requirement of law that the disposition of such Purchaser's property shall at all times be within such Purchaser's control (subject to any restrictions on transfer set forth herein), and without prejudice to such Purchaser's right at all times to sell or otherwise dispose of all or any part of such securities under a registration under the Securities Act or under an exemption from said registration available under the Securities Act.

          (f) There are no claims for brokerage commissions or finder's fees or similar compensation in connection with the transactions contemplated by this Agreement or the other Transaction Documents to which it is a party based on any arrangement made by or on behalf of such Purchaser or any of its Affiliates and such Purchaser agrees to indemnify and hold the Company harmless against any costs or damages incurred as a result of any such claim.

          (g) It has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Company as contemplated by this Agreement and is able to bear the economic risk of such investment for an indefinite period of time. It has been furnished access to such information and documents as it has requested and has been afforded an opportunity to ask questions of and receive answers from representatives of the Company concerning the terms and conditions of this Agreement and the purchase of the Shares and the Warrant contemplated hereby. It is an "accredited investor" as defined in Rule 501(a) under the Securities Act.

          (h) Neither such Purchaser nor any of its Affiliates is an "interested stockholder" (as such term is defined in Section 203 of the DGCL) of the Company as of the date immediately prior to the date of this Agreement, and has not had such status with respect to the Company during the three years preceding such prior date. Immediately prior to the date of this Agreement, such Purchaser was not the beneficial owner of any Capital Stock of the Company.

          (i) The Purchasers have available and fully committed to them all funds necessary to consummate the transactions contemplated by the Transaction Documents.

          SECTION 5.  CONDUCT OF THE BUSINESS PENDING THE SALE AND PURCHASE
                      -----------------------------------------------------

          5.1.  Acquisition Proposals
                ---------------------

          The Company will notify Purchasers immediately, but in any event within 24 hours, if any proposals, inquiries or expressions of interest are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with the Company or its representatives, in each case in connection with any Takeover Proposal (as defined below) or the possibility or consideration by a third party of making a Takeover Proposal ("Takeover Proposal Interest") indicating, in connection with
                    --------------------------
such notice, the name of the Person indicating such Takeover Proposal Interest and the terms and conditions of any proposals or offers. The Company agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Takeover Proposal Interest. The Company agrees that it will take the necessary steps promptly to inform the Persons referred to in the first sentence hereof of the obligations undertaken in this Section 5.1. The Company agrees that it shall keep Purchasers informed, on a current basis, of the status and terms of any Takeover Proposal Interest. As used in this Agreement, "Takeover
                                                                     --------
Proposal" shall mean any tender or exchange offer involving the Company, any
--------
proposal for a merger, consolidation or other business combination involving the Company, any proposal or offer to acquire in any manner a greater than 15% equity interest in, or a significant portion of the business or assets of, the Company (other than immaterial or insubstantial assets or inventory in the ordinary course of business or assets held for sale), any proposal or offer with respect to any recapitalization or restructuring with respect to the Company or any proposal or offer with respect to any other transaction similar to any of the foregoing with respect to the Company other than pursuant to the transactions to be effected pursuant to this Agreement and the Additional Purchase Agreements.

          5.2.  Conduct of Business by the Company
                ----------------------------------

Except as contemplated by the Transaction Documents, from the date hereof through the Closing Date, unless Purchasers shall otherwise agree in writing:

          (a) the Company shall and shall cause its subsidiaries to carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, and shall, and shall cause its subsidiaries to, use their reasonable best efforts to preserve intact their present business organizations, keep available the services of their present officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their goodwill and on-going businesses shall be unimpaired on the Closing Date. Without limiting the generality of the foregoing, the Company shall, and shall cause its subsidiaries to, (i) maintain insurance coverages and its books and records in a manner consistent with prior practices, (ii) comply with all laws, ordinances and regulations of Governmental Entities applicable to the Company and its subsidiaries, (iii) maintain and keep its properties and equipment in good repair, working order and condition, ordinary wear and tear excepted, and
(iv) perform its obligations under all contracts and commitments to which it is a party or by which it is bound, except in each case where the failure to so maintain, comply or perform, either individually or in the aggregate, would not reasonably be expected to result in a Company Material Adverse Effect;

          (b) the Company shall not, nor shall it propose to, (i) sell, pledge or transfer or agree to sell, pledge or transfer any capital stock owned by it in any of its subsidiaries, (ii) amend its Certificate of Incorporation or By-laws, (iii) split, combine or reclassify its outstanding capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of the capital stock, or declare, set aside or pay any dividend or other distribution payable in cash, stock or property, or (iv) directly or indirectly redeem, purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire any shares of its capital stock, except pursuant to (A) the exercise of rights granted to such party to repurchase shares of its capital stock from employees upon termination of employment or (B) contractual obligations arising under agreements existing on the date hereof and disclosed in the schedules attached hereto;

          (c) the Company shall not, nor shall it permit any of its subsidiaries to, (i) issue, deliver, sell or encumber or agree to issue, deliver, sell or encumber any additional shares of, or stock appreciation rights or rights of any kind to acquire any shares of, its capital stock of any class, or any options, rights or warrants to acquire, or securities convertible into, shares of capital stock other than (A) issuances of Company Common Stock pursuant to the exercise of warrants or stock options outstanding on the date hereof and disclosed on Schedule 3.3(b) or Schedule
                                                ---------------    --------
3.3(c) or (B) except with respect to the persons listed on Schedule 5.2, the
------                                                     ------------
grant of employee stock options and the issuance of Company Common Stock upon exercise thereof, at fair market value at the time of grant of the options, in each case in the ordinary course of business and consistent with past practice, to employees below the level of officer or director, provided that such
                                                     --------
employees are not Affiliates or immediate family members of employees of the Company or any of its subsidiaries or Affiliates at or above the level of officer or director, in each case in the ordinary course of business and consistent with past practice but not to exceed 50,000 shares of Company Common Stock in the aggregate, (ii) acquire, lease or dispose or agree to acquire, lease or dispose of any capital assets or any other assets other than in the ordinary course of business, (iii) incur additional indebtedness or encumber or grant a security interest in any asset or enter into any transaction other than in the ordinary course of business, (iv) incur any liability or obligation, or contribute any asset, to a subsidiary of the Company other than in the ordinary course of business, (v) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, in each case in this clause (v) which are material, individually or in the aggregate, to the Company and its subsidiaries taken as a whole, or (vi) adopt, enter into, amend or terminate any contract, agreement, commitment or arrangement with respect to any of the foregoing that is not otherwise permitted by the exceptions applicable to the foregoing;

          (d) the Company shall not, nor shall it permit any of its subsidiaries to, other than to comply with applicable law, (i) adopt, enter into, terminate or amend any bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or other Employee Benefit Plan agreement, trust, fund or other arrangement for the benefit or welfare of any director, officer or current or former employee, except with respect to the agreements described in Section 8.13, (ii) increase in any manner the compensation or fringe benefits of any director, officer or employee (except for normal increases in the ordinary course of business that are consistent with past practice and that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company and its subsidiaries relative to the level in effect prior to such increase), (iii) pay any benefit not provided under any existing plan or arrangement, (iv) except for benefits that have already been earned or vested without acceleration, grant any awards or make any payments under any bonus, incentive, performance or other compensation plan or arrangement or Employee Benefit Plan (including, without limitation, the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any benefit plans or agreements or awards made thereunder), except for (A) making of matching and annual contributions to 401(k) plans and (B) the grant of employee stock options and the issuance of Company Common Stock upon exercise thereof pursuant to subsection (c) of this Section 5.2, (v) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Employee Benefit Plan, other than in the ordinary course of business consistent with past practice, or
(vi) adopt, enter into, amend or terminate any contract, agreement, commitment or arrangement to do any of the foregoing that is not otherwise permitted by the exceptions applicable to the foregoing;

          (e) the Company shall not, nor shall it permit any of its subsidiaries to, make any investments in non-investment grade securities;

          (f) the Company shall not, nor shall it permit its subsidiaries to,
(i) make any change in its accounting policies or procedures except as required by GAAP or (ii) make any material Tax election, change any material Tax election already made, adopt any material Tax accounting method, change any material Tax accounting method unless required by GAAP, enter into any closing agreement, settle any Tax claim or assessment or consent to any Tax claim or assessment or any waiver of the statute of limitations for any such claim or assessment; and

          (g) the Company shall not enter into any agreement to perform any of the actions prohibited under this Section 5.2 and not otherwise permitted by the exceptions contained therein.

          5.3.  No Solicitation; Board Recommendation
                -------------------------------------

          (a) The Company will not, and will use its best efforts to ensure that its officers, directors, employees, investment bankers, attorneys, accountants and other agents do not, directly or indirectly: (i) initiate, solicit or encourage, or take any action to facilitate (including by the furnishing of information) the making of, any offer or proposal which constitutes or is reasonably likely to lead to any Takeover Proposal, (ii) enter into any agreement with respect to any Takeover Proposal, or (iii) in the event of an unsolicited Takeover Proposal for the Company, engage in negotiations or discussions with, or provide any information or data to, any Person (other than Purchasers, any of their Affiliates or representatives and except for information which has been previously publicly disseminated by the Company) relating to any Takeover Proposal.

          (b) Notwithstanding the foregoing, prior to the Closing, the Company may furnish information concerning its business, properties or assets to any Person pursuant to appropriate confidentiality agreements, and may negotiate and participate in discussions and negotiations with such Person concerning a Takeover Proposal (provided that the Company shall not agree to any exclusive
                   --------
right to negotiate with the Company) if (x) such entity or group has, without the Company or any of its officers, directors, employees, investment bankers, attorneys, accountants or other agents having taken any action prohibited by
Section 5.3(a) of this Agreement following the date of this Agreement, submitted a bona fide written proposal to the Company relating to any such transaction that the Board determines, in good faith, after receiving written advice from a nationally recognized investment banking firm (for purposes hereof, such firms shall include, without limitation, Houlihan Lokey and ING Baring Furman Selz), is more favorable to the Company and its stockholders than the transactions contemplated hereby (taking into account all relevant factors), and which is not conditioned upon obtaining additional financing not fully committed at such time and (y) in the opinion of the Board, after receiving advice from outside legal counsel to the Company, the failure to provide such information or access or to engage in such discussions or negotiations would cause the Board to breach its fiduciary duties to the Company's stockholders under applicable law (a Takeover Proposal which satisfies clauses (x) and (y) being referred to herein as a "Superior Proposal"). The
                                                   -----------------
Company shall within one Business Day following a determination that such Takeover Proposal is a Superior Proposal notify Purchasers of the receipt of the same. The Company shall promptly provide to Purchasers any nonpublic information regarding the Company provided to any other party which was not previously provided to Purchasers. If the Company's outside counsel agrees that a breach of fiduciary duty would occur, the Board may (subject to this and the following sentences) inform the Company's stockholders that it no longer believes that the transactions contemplated hereby are advisable and no longer recommends approval (a "Subsequent Determination"), but only at a time that is after the fifth
    ------------------------
Business Day following Purchasers' receipt of written notice advising Purchasers that the Board has received a Superior Proposal specifying the material terms and conditions of such Superior Proposal (and including a copy thereof with all accompanying documentation), identifying the Person making such Superior Proposal and stating that it intends to make a Subsequent Determination. After providing such notice, the Company shall provide a reasonable opportunity to Purchasers to make such adjustments in the terms and conditions of this Agreement and/or any of the Transaction Documents as would enable the Board to proceed with its recommendation to its stockholders without a Subsequent Determination. At any time after five Business Days following notification to Purchasers of the Company's intent to do so and if the Company has otherwise complied with the terms of this Section 5.3(b), the Board may terminate this Agreement pursuant to clause (ii) of Section 10.1(f) and enter into an agreement with respect to a Superior Proposal, provided that the Company shall,
                                     --------
concurrently with terminating this Agreement pursuant to such clause, pay or cause to be paid to Purchasers the Termination Fee/Expense Reimbursement (as defined in Section 10.2(b) hereof). Notwithstanding any other provision of this Agreement, provided that this Agreement has not previously been terminated in accordance with its terms, the Company shall submit the Company Voting Matters to its stockholders, whether or not the Board makes a Subsequent Determination.

          (c) Except as set forth in Section 5.3(b), neither the Board nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Purchasers, the approval or recommendation by the Board or any such committee of this Agreement, the other Company Transaction Documents, the transactions contemplated hereby and thereby and the Company Voting Matters (as defined in Section 6.3 of this Agreement), (ii) approve or recommend, or propose to approve or recommend, any Takeover Proposal or (iii) enter into any agreement with respect to any Takeover Proposal.

          (d)  Nothing contained in this Section 5.3 shall prohibit the Company
                                         -----------
or the Board from (i) taking, and disclosing to the Company's stockholders, a position with respect to a Takeover Proposal pursuant to Rules 14d-9 and 14e-2(a) under the Exchange Act or (ii) making any disclosure to the Company's stockholders that the Board determines, in good faith and upon exercise of its reasonable judgment after consultation with its financial advisors and outside legal counsel, that the failure to so disclose would be reasonably likely to result in a breach of the fiduciary duties of the Board under applicable law.

          SECTION 6.  ADDITIONAL COVENANTS OF THE PARTIES
                      -----------------------------------

          6.1.  Access to Information; Confidentiality
                --------------------------------------

          From the date hereof to the Closing, the Company shall, and shall cause each of its subsidiaries, officers, directors, employees, auditors and agents to, afford the officers, employees and agents of Purchasers reasonable access at all reasonable times to its officers, employees, agents, properties, offices and other facilities and to all books and records, and shall furnish Purchasers with all financial, operating and other data and information as Purchasers, through their officers, employees or agents, may reasonably request. Purchasers shall hold, and shall cause each of their subsidiaries, officers, directors, employees, auditors and agents to hold, in confidence all such information in accordance with the terms of the Confidentiality Agreement, dated March 10, 1998, between Warburg, Pincus Ventures, L.P. and the Company (the "Confidentiality Agreement").
 -------------------------

          6.2.  Company Proxy Statement
                -----------------------

          (a) As promptly as practicable after the execution of this Agreement, the Company shall prepare and file with the SEC preliminary proxy materials which shall constitute the preliminary Company Proxy Statement. Purchasers shall furnish to the Company such information regarding Purchasers as the Company may reasonably request in writing and as shall be reasonably required in connection with preparation of the Company Proxy Statement. As promptly as practicable after comments are received from the SEC with respect to such preliminary Company Proxy Statement and after the furnishing by the Company of all information required to be contained therein, the Company shall file with the SEC the definitive Company Proxy Statement. The Company shall mail the Company Proxy Statement to its stockholders as promptly as practicable after clearance by the SEC. The Company shall provide Purchasers for their review a copy of the preliminary and the definitive Company Proxy Statement at least such amount of time prior to its filing and mailing as is customary in transactions of the type contemplated hereby and shall not file or mail such Company Proxy Statement without the prior written consent of Purchasers, which consent shall not be unreasonably withheld. The Company shall retain the services of a proxy soliciting firm mutually acceptable to Purchasers and the Company for the purpose of communicating to the Company's stockholders the recommendation of the Board in favor of the transactions contemplated hereby and obtaining the Company Vote.

          (b) Purchasers and the Company shall make all necessary filings applicable to them with respect to the transactions contemplated hereby under the Securities Act and the Exchange Act and the rules and regulations thereunder and under applicable Blue Sky or similar securities laws and shall use their respective reasonable best efforts to obtain required approvals and clearances with respect thereto.

          6.3.  Stockholder Meeting
                -------------------

          The Company shall take all action necessary, in accordance with applicable law, including the rules and regulations of the National Association of Securities Dealers, Inc., the DGCL and the Company's Organizational Documents, to convene a meeting of the holders of Capital Stock (such meeting and any adjournments thereof, the "Company Vote") as promptly as practicable
                                   ------------
after the date of this Agreement for the purpose of considering and taking action to authorize and approve this Agreement and the transactions contemplated hereby, including, without limitation, the transactions contemplated by Section 7.4 and, subject to the consummation of the transactions contemplated hereby, the reduction of the number of outstanding directors on the Board pursuant to Section 6.10 and the election as directors of the Company of the individuals set forth in Section
6.11 (collectively, the "Company Voting Matters").  At the Company Vote, (i) all
                         ----------------------
of the shares of Capital Stock then beneficially owned by Purchasers and their Affiliates, or with respect to which Purchasers hold the power to direct the voting, will be voted in favor of the Company Voting Matters and (ii) a majority of the votes cast at the Company Vote (provided a quorum is present under applicable law) shall be required to approve the Company Voting Matters.

          6.4.  HSR Act
                -------

          The Company and Purchasers shall use their best efforts to file as soon as practicable notifications under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), in connection with the
                                           -------
transactions contemplated hereby, and to respond as promptly as practicable to any inquiries received from the Federal Trade Commission and the Antitrust Division of the Department of Justice for additional information or documentation and to respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other Governmental Entity in connection with antitrust matters relating to the transactions contemplated by this Agreement.

          6.5.  FCC Approvals
                -------------

          The Company, its subsidiaries and Purchasers shall use their best efforts to file with the FCC as soon as practicable all necessary applications for obtaining FCC Approval, and to respond as promptly as practicable to any inquiries received from the FCC for additional information or documentation. Each of the Company, its subsidiaries and Purchasers shall use its best efforts to take, or cause to be taken, all action and to do or satisfy, or cause to be done or satisfied, all things and conditions necessary, proper or advisable, to obtain FCC Approval.

          6.6.  Additional Agreements
                ---------------------

          (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to cooperate with the other and use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by the Transaction Documents, including using its reasonable best efforts to obtain all necessary waivers, consents and approvals, and to effect all necessary registrations and filings (including, but not limited to, filings under the HSR Act, with the FCC for obtaining FCC Approval and with all applicable Governmental Entities as required by law).

          (b) In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of any of the Company Transaction Documents, Purchasers and the Company shall take all such action as promptly as practicable.

          6.7.  Notice of Breach
                ----------------

          Each party shall promptly give written notice to the other parties upon becoming aware of the occurrence or, to its knowledge, impending or threatened occurrence, of any event which would cause any of the conditions to such party's obligations to effect the transactions contemplated by this Agreement not to be satisfied and will use its reasonable best efforts to prevent or promptly remedy the same. Any such notification by the Company shall not be deemed an amendment of this Agreement.

          6.8.  Director and Officer Indemnification and Insurance
                --------------------------------------------------

          From the date hereof through the fourth anniversary of the Closing Date and for so long as any claim asserted prior to such date has not been fully adjudicated by a court of competent jurisdiction, the Company (i) shall at all times maintain liability insurance coverage with respect to each of the Company's and its subsidiaries' respective directors and officers serving on the date hereof, insuring each such individual against liability for their actions as a director and/or officer (as the case may be) occurring prior to the Closing and in scope of coverage and in amounts and having deductibles at least equivalent to that maintained by the Company on the date hereof and otherwise reasonably comparable to the coverage maintained by the Company on the date hereof, provided that in no event shall the Company be obligated to
                 --------
expend in order to maintain or procure such insurance coverage any amount per annum in excess of 200% of the aggregate premiums paid by the Company in 1998 for such purpose (provided that if the Company is unable to obtain the insurance
                  --------
required by this Section 6.8 for such maximum amount, it shall obtain as much comparable insurance as possible for an annual premium equal to such maximum amount), and (ii) shall not amend or modify any of the provisions of Articles
6.4 or 7 of the Company's Certificate of Incorporation or Article 8 of the Company's By-laws in any manner that would adversely affect such individuals, unless required by law.

          6.9.  Resale of Securities
                --------------------

          If Purchasers should decide to dispose of any of the Shares, the Warrant or the Company Common Stock issuable upon exercise of the Warrant, each Purchaser understands and agrees that it may do so only pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration under the Securities Act. In connection with any offer, resale, pledge or other transfer (individually and collectively, a "Transfer") of any
                                                            --------
such securities other than pursuant to an effective registration statement, the Company may require that the transferor provide to the Company an opinion of counsel which opinion shall be reasonably satisfactory in form and substance to the Company, to the effect that such Transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any applicable state or foreign securities laws. Each Purchaser agrees to the imprinting, so long as appropriate, of substantially the following legend on certificates representing the Shares, the Warrant and the Company Common Stock issuable upon exercise of the Warrant:

               THE SECURITIES (THE "SECURITIES") EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES THAT IT WILL NOT OFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER

          (INDIVIDUALLY AND COLLECTIVELY, A "TRANSFER") THE SECURITIES EVIDENCED HEREBY, EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT. IF THE PROPOSED TRANSFER IS TO BE MADE OTHER THAN PURSUANT TO CLAUSE (A) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AND THE TRANSFER AGENT SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR ANY STATE OR FOREIGN SECURITIES LAW.

          The legends set forth above may be removed if and when the securities represented by such certificate are disposed of pursuant to an effective registration statement under the Securities Act or the opinion of counsel referred to above has been provided to the Company. The Share certificates and the Warrant (and the Company Common Stock issuable upon exercise of the Warrant) shall also bear any additional legends required by applicable federal, state or foreign securities laws, which legends may be removed when, in the opinion of counsel to the Company, the same are no longer required under the applicable requirements of such securities laws. Each Purchaser agrees that, in connection with any Transfer of securities by it pursuant to an effective registration statement under the Securities Act, it will comply with all prospectus delivery requirements of the Securities Act applicable to Purchasers. Each Purchaser acknowledges that the Company makes no representation, warranty or agreement as to the availability of any exemption from registration under the Securities Act with respect to any resale of any of the Shares, the Warrant or the Company Common Stock issuable upon exercise of the Warrant.

          6.10.  Reduction in Size of Board
                 --------------------------

          The Company shall take all action necessary, in accordance with applicable law, including the DGCL, the rules and regulations of the National Association of Securities Dealers,

Inc. and the Company's Certificate of Incorporation and By-laws, to cause the number of outstanding directors on the Board to be decreased to seven (7) directors effective the Closing Date, which reconstituted Board will include Sidney Lapidus, David Libowitz, a person designated by Purchasers (the "Purchasers' Designee"), Walston, Jeffrey J. Marcketta, an Independent Director
 --------------------
(as defined in Section 6.11) designated by the Company and a person designated by Flemings, including, to the extent required under applicable law, the inclusion of a proposal to this effect in the Company Proxy Statement and the recommendation of the Board to the Company's stockholders to vote for such proposal at the Company Vote.

          6.11.  Board Nominees; Independent Directors
                 -------------------------------------

          (a) For so long as Purchasers own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) at least 35% of the then outstanding shares of Company Common Stock, the Company will nominate and use its best efforts to elect and to cause to remain as directors on the Board such number of individuals as Purchasers may designate as shall constitute a majority of the Board. For so long as Purchasers own beneficially 30% or more but less than 35% of the then outstanding shares of Company Common Stock, the Company will nominate and use its best efforts to elect and to cause to remain as directors on the Board the greater of (i) three individuals as designated by Purchasers and (ii) such number of individuals as Purchasers may designate not exceeding the product (rounded upward or downward to the nearest whole number) obtained by multiplying the number of seats on the Board by the quotient obtained by dividing (a) the number of shares of Company Common Stock then owned by Purchasers by (b) the total number of shares of Company Common Stock then outstanding (the "Applicable Percentage"). For so long as Purchasers own
                  ---------------------
beneficially 20% or more but less than 30% of the then outstanding shares of Company Common Stock, the Company will nominate and use its best efforts to elect and to cause to remain as directors on the Board the greater of (i) two individuals as designated by Purchasers and (ii) the product (rounded upward or downward to the nearest whole number) obtained by multiplying the number of seats on the Board by the Applicable Percentage. For so long as Purchasers own beneficially 10% or more but less than 20% of the then outstanding shares of Company Common Stock, the Company will nominate and use its best efforts to elect and to cause to remain as directors on the Board the greater of (i) one individual as designated by Purchasers and (ii) the product (rounded upward or downward to the nearest whole number) obtained by multiplying the number of seats on the Board by the Applicable Percentage. Any vacancy created by the death, disability, retirement or removal of any such individual may be filled by Purchasers. For the sake of clarity, all percentages contained in this Section 6.11(a) shall be calculated on the basis of the number of shares of Company Common Stock outstanding on a primary, non-fully diluted basis.

          (b) Purchasers shall use all reasonable efforts to ensure that, for so long as the Company Common Stock is listed on the Nasdaq National Market or any national securities exchange, the Board shall contain such number of "independent directors", as defined in Section 4200 of the rules of the Nasdaq Stock Market (the "Nasdaq Rules") or the rules governing such national
                   ------------
securities exchange (the "Stock Exchange Rules"), as applicable ("Independent
                          --------------------                    -----------
Directors"), as shall be required from time to time by the Nasdaq Rules or Stock
---------
Exchange Rules, as applicable.

          (c) This Section 6.11 shall expressly survive the termination of this Agreement in accordance with the terms described herein.

          6.12.  MSCL Section 338(h)(10) Election
                 --------------------------------

          If the Company and Purchasers mutually agree that it would be in the Company's best interests, the Company shall use its reasonable best efforts to procure from every shareholder of MSCL, Inc. from whom the Company acquired shares of MSCL, Inc., and provide to Purchasers, written consents to effect a timely election pursuant to Section 338(h)(10) of the Code, and any applicable state or local provision, with respect to the acquisition of MSCL, Inc. on September 15, 1998.

          6.13.  TVN Agreement
                 -------------

          The Company shall use its reasonable best efforts to execute with TVN Entertainment Corporation ("TVN") a new agreement, on terms reasonably
                            ---
satisfactory to Purchasers, regarding the provision and maintenance by the Company of an Uplink-Playback facility for TVN, which agreement shall replace the Deal Memorandum between the Company and TVN currently in force, the term of which expires on January 31, 1999.

          SECTION 7.  CLOSING CONDITIONS OF PURCHASERS AND THE COMPANY
                      ------------------------------------------------

          The respective obligations of each of the Company and Purchasers to effect the transactions contemplated by this Agreement shall be subject to the satisfaction on or prior to the Closing Date of the following conditions.

          7.1.  Stockholder Approval
                --------------------

          This Agreement and the Company Voting Matters shall have been approved and adopted by the requisite vote of the holders of Capital Stock at the Company Vote.

          7.2.  FCC Approval
                ------------

          The Company shall have obtained FCC Approval.

          7.3.  Expiration or Termination of Waiting Period under HSR Act
                ---------------------------------------------------------

          Any waiting period (and any extension thereof) under the HSR Act applicable to the transactions contemplated by this Agreement and the other Transaction Documents shall have expired or been terminated.

          7.4.  Amendments to Stock Option Plan; Incentive Bonus Plan
                -----------------------------------------------------

          The amendments to the Company's 1997 Stock Option Plan, in the form set forth in Exhibit D, and the Company's Incentive Bonus Plan, in a form
             ---------
reasonably acceptable to Purchasers, shall have been approved by the Board (and such approval shall not have been modified or rescinded) and, in the case of the amendments to the Company's 1997 Stock Option Plan, by the requisite vote of the holders of Capital Stock in a manner that complies with the requirements of
Section 162(m) of the Code, such that any compensation attributable to the exercise of options or payment of bonuses thereunder (including any forgiveness of employee debt) shall constitute "qualified performance-based compensation" within the meaning of Section 162(m) of the Code.

          7.5.  Injunction
                ----------

          No preliminary or permanent injunction or other order by any federal or state court in the United States which prevents the consummation of the transactions contemplated by this Agreement shall have been issued and remain in effect.

          SECTION 8.  PURCHASER CLOSING CONDITIONS
                      ----------------------------

          The obligations of Purchasers to effect the transactions contemplated by this Agreement shall be subject to the satisfaction on or prior to the Closing Date of the following conditions, any one or more of which may be waived in writing by Purchasers in accordance with Section 10.4 hereof:

          8.1.  Representations and Warranties
                ------------------------------

          The representations and warranties of the Company contained in the Company Transaction Documents, to the extent such Company Transaction Documents contain representations and warranties of the Company, shall be true and correct in all respects (provided that, for purposes of this Section 8.1, any representation or warranty of the Company contained in the Company Transaction Documents that is qualified by a materiality standard or a Company Material Adverse Effect qualification shall be read without regard to any such qualifications as if such qualifications were not contained in the Company Transaction Documents) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation or warranty speaks as to an earlier date, in which event it shall be true and correct as of such earlier date) except as otherwise affected by the transactions contemplated hereby and thereby and except for such failures which, individually or in the aggregate, have not had and could not reasonably be expected to (i) have a Company Material Adverse Effect, (ii) materially impair the Company's ability to consummate the transactions contemplated under the Transaction Documents or materially delay such transactions or (iii) impose a material limitation on the ability of Purchasers to effectively acquire, hold or exercise any rights of ownership with respect to the Shares, the Warrants or the Common Stock issuable upon the exercise of the Warrant.

          8.2.  Compliance with Company Transaction Documents
                ---------------------------------------------

          The Company shall have performed and complied in all material respects with all agreements, covenants and conditions contained in the Company Transaction Documents, to the extent such Company Transaction Documents contain agreements, covenants and conditions of the Company, which are required to be performed or complied with by the Company prior to or on the Closing Date, including without limitation the actions required to be taken pursuant to Sections 6.10 and 6.11 (provided that, for purposes of this Section 8.2, any agreement, covenant or condition of the Company contained in the Company Transaction Documents that is qualified by a materiality standard or a Company Material Adverse Effect qualification shall be read without regard to any such qualifications as if such qualifications were not contained in the Company Transaction Documents) except, solely in the case of the agreements, covenants or conditions set forth in Section 5.2, for such failures which, individually or in the aggregate, have not had and could not reasonably be expected to (i) have a Company Material Adverse Effect, (ii) materially impair the Company's ability to consummate the transactions contemplated under the Transaction Documents or materially delay such transactions or (iii) impose a material limitation on the ability of Purchasers to effectively acquire, hold or exercise any rights of ownership with respect to the Shares, the Warrants or the Common Stock issuable upon the exercise of the Warrant.

          8.3.  Officer's Certificate
                ---------------------

          Purchasers shall have received a certificate, dated the Closing Date, signed by each of the President and the Chief Executive Officer of the Company, certifying that the conditions specified in the foregoing Sections 8.1 and 8.2 hereof have been fulfilled.

          8.4.  Consents
                --------

          Except as set forth in Sections 7.1, 7.2, 7.3, 7.4 and 8.10, all permits, consents, authorizations, approvals, waivers, registrations, qualifications, designations and declarations set forth on Schedule 3.5 shall
                                                           ------------
have been obtained, and, to the extent required to be submitted prior to the Closing, all filings and notices set forth on Schedule 3.5 shall have been
                                              ------------
submitted except for such failures to obtain or submit which, individually or in the aggregate, have not had and could not reasonably be expected to (i) have a Company Material Adverse Effect, (ii) materially impair the Company's ability to consummate the transactions contemplated under the Transaction Documents or materially delay such transactions or (iii) impose a material limitation on the ability of Purchasers to effectively acquire, hold or exercise any rights of ownership with respect to the Shares, the Warrants or the Common Stock issuable upon the exercise of the Warrant.

          8.5.  Counsel's Opinion
                -----------------

          Purchasers shall have received from legal counsel to the Company an opinion, dated the Closing Date, substantially in the form of Exhibit E hereto.
                                                              ---------

          8.6.  Registration Rights Agreement
                -----------------------------

          The Company and Purchasers shall have executed the Registration Rights Agreement, substantially in the form of Exhibit F hereto (the "Registration
                                        ---------              ------------
Rights Agreement").
----------------

          8.7.  Voting Agreements and Voting and Option Agreement
                -------------------------------------------------

          The options and irrevocable proxies granted by (i) Walston and Flemings, respectively, pursuant to the Voting Agreements and (ii) TSP pursuant to the Voting and Option Agreement shall be in full force and effect and none of the parties thereto (other than Purchasers or any of their Affiliates) shall be in material breach thereof.

          8.8.  Flemings Conversion Agreement
                -----------------------------

          The transactions contemplated by the Flemings Conversion Agreement shall be consummated concurrently with the Closing in accordance with the terms thereof.

          8.9.  Additional Purchase Agreement
                -----------------------------

          The transaction contemplated by the TSP Purchase Agreement shall be consummated concurrently with the Closing in accordance with the terms thereof.

          8.10. Amendment of Credit Agreement
                -----------------------------

          The Credit Agreement shall have been amended on terms reasonably acceptable to Purchasers.

          8.11. Board Recommendation
                --------------------

          Neither the Board nor any committee thereof shall have amended, modified, rescinded or repealed the approval by the Board of this Agreement and the transactions contemplated hereby pursuant to which the limitations on business combinations contained in Section 203 of the DGCL were rendered inapplicable hereto and thereto, and neither the Board nor any committee thereof shall have adopted any other resolutions in connection with this Agreement and the transactions contemplated hereby inconsistent with such approval of the transactions contemplated hereby.

          8.12.  Termination of Lock-Up Agreements
                 ---------------------------------

          The Lock-up Agreements shall have been terminated by all parties thereto in accordance with the terms thereof.

          8.13.  Employment Agreements
                 ---------------------

          The Company shall have entered into employment agreements with certain key employees of the Company identified by mutual agreement of the Company and Purchasers, other than the Executives, on terms reasonable acceptable to Purchasers.

          SECTION 9.  COMPANY CLOSING CONDITIONS
                      --------------------------

          The obligations of the Company to effect the transactions contemplated by this Agreement shall be subject to the satisfaction on or prior to the Closing Date of the following conditions, any one or more of which may be waived in writing by the Company in accordance with Section 10.4 hereof:

          9.1.  Representations and Warranties
                ------------------------------

          The representations and warranties of Purchasers contained in the Transaction Documents to which it is a party shall be true in all respects on and as of the Closing Date (except to the extent any such representation and warranty speaks as to an earlier date, in which event it shall be true and correct in all material respects as of such earlier date) as though such representations and warranties were made at and as of such date, except as otherwise affected by the transactions contemplated hereby and except for such failures which, individually or in the aggregate, have not had and could not reasonably be expected to materially impair Purchasers' ability to consummate the transactions contemplated under the Transaction Documents or materially delay such transactions.

          9.2.  Compliance with Agreements
                --------------------------

          Purchasers shall have performed and complied in all material respects with all agreements, covenants and conditions contained in the Transaction Documents to which it is a party which are required to be performed or complied with by them prior to or on the Closing Date.

          9.3.  Purchasers' Certificates
                ------------------------

          The Company shall have received a certificate from Purchasers, dated the Closing Date, signed by a duly authorized representative of Purchasers, certifying that the conditions specified in the foregoing Sections 9.1 and 9.2 hereof have been fulfilled.

          SECTION 10.  TERMINATION, AMENDMENT AND WAIVER
                       ---------------------------------

          10.1.  Termination
                 -----------

          This Agreement may be terminated at any time prior to the Closing, whether before or after approval of the Company Voting Matters by the stockholders of the Company:

          (a)  By mutual written consent of the Board and Purchasers; or

          (b) (i) By Purchasers if any of the conditions specified in Sections 7 or 8 have not been satisfied or waived by Purchasers at such time as such condition is no longer capable of satisfaction, including the failure to obtain any required approval of the Company's stockholders at the Company Vote or at an adjournment thereof (provided Purchasers are not otherwise in material breach of
                     --------
their representations, warranties, covenants or agreements under this Agreement); or (ii) by the Company if any of the conditions specified in Sections 7 or 9 have not been satisfied or waived by the Company at such time as such condition is no longer capable of satisfaction, including the failure to obtain any required approval of the Company's stockholders at the Company Vote (provided the Company is not otherwise in material breach of its
---------
representations, warranties, covenants or agreements under this Agreement); or

          (c) By either Purchasers or the Company if any Governmental Entity of competent jurisdiction shall have issued a final permanent order enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement, and in any such case the time for appeal or petition for reconsideration of such order shall have expired without such appeal or petition being granted; or

          (d) By Purchasers if, without any material breach by Purchasers of their obligations under the Transaction Documents, the transactions contemplated hereby shall not have been consummated on or before June 30, 1999 (the "Expiration Date"), unless the sole reason for the failure to consummate the
----------------
transactions contemplated hereby and thereby by such date is the nonfulfillment of the conditions specified in Section 7.2, in which case the Expiration Date shall be extended to September 30, 1999 (the "Extended Expiration Date"); or
                                              ------------------------

          (e) By the Company if, without any material breach by the Company of its obligations under the Company Transaction Documents, the transactions contemplated hereby shall not have been consummated on or before the Expiration Date or, if applicable, the Extended Expiration Date; or

          (f) By the Company (i) if there shall be a material breach of any of Purchasers' representations, warranties or covenants in any of the Company Transaction Documents, which breach cannot be or has not been cured within ten days of the receipt of written notice thereof, or (ii) to allow the Company to enter into an agreement in accordance with Section 5.3(b); provided that it has
                                                           --------
complied with all provisions thereof, including the notice provision therein, and that it makes simultaneous payment to Purchasers of the Termination Fee/Expense Reimbursement in immediately available funds as provided in Section 10.2(b) hereof; or

          (g) By Purchasers if there has been a material breach of any of the Company's representations, warranties, covenants or agreements set forth in any of the Company Transaction Documents, which breach cannot be or has not been cured within ten days of the receipt of written notice thereof; or

          (h) By Purchasers, if (i) the Board shall withdraw, modify or change its recommendation or approval in respect of this Agreement or the Company Voting Matters in a manner adverse to Purchasers, (ii) the Board of Directors shall have recommended any proposal other than by Purchasers in respect of a Takeover

Proposal, (iii) the Company shall have exercised a right with respect to a Takeover Proposal referenced in Section 5.3(b) and shall, directly or through its representatives, continue discussions with any third party concerning such Takeover Proposal for more than fifteen Business Days after the date of receipt of such Takeover Proposal, (iv) a Takeover Proposal that is publicly disclosed shall have been commenced or communicated to the Company which contains a proposal as to price (without regard to whether such proposal specifies a specific price or a range of potential prices) and the Company shall not have rejected such proposal within fifteen Business Days from the date such Takeover Proposal was communicated to the Company (provided, that such Takeover Proposal shall be deemed to have been communicated to the Company on such date as it shall have been disclosed in a filing with the SEC by the party making such Takeover Proposal), or (v) any Person or group (as defined in Section 13(d)(3) of the Exchange Act) other than Purchasers or any of their respective subsidiaries or Affiliates shall have become the beneficial owner of more than 15% of the outstanding shares of Company Common Stock (either on a primary or a fully diluted basis); provided, however, that with regard to a Person that owns
                      --------  -------
more than 15% of the outstanding shares of Company Common Stock on the date hereof, this provision shall be triggered by such Person becoming the beneficial owner of an additional 5% of the outstanding shares of Company Common Stock (either on a primary or a fully diluted basis); or

          (i) By Purchasers, if the Company or its representatives shall take any of the actions proscribed by Section 5.1 or Section 5.3 hereof.

          10.2.  Effect of Termination
                 ---------------------

          (a) Subject to Section 10.2(b), in the event of termination of this Agreement as provided in Section 10.1 hereof, written notice thereof shall forthwith be given to the other parties specifying the provision hereof pursuant to which such termination is made, and, except as provided in Section 6.1 hereof, this Agreement shall forthwith become null and void and there shall be no liability on the part of Purchasers or the Company or their respective officers or directors or partners; provided that nothing herein shall relieve
                                   --------
any party from liability for any breach of this Agreement.

          (b) If (i) Purchasers shall have terminated this Agreement pursuant to Section 10.1(h) or Section 10.1(i), (ii) Purchasers shall have terminated this Agreement pursuant to Section 10.1(g) and following the date hereof but prior to such termination there shall have been a Takeover Proposal Interest or
(iii) the Company shall have terminated this Agreement pursuant to Section 10.1(f)(ii), then in any such case the Company shall pay simultaneously with such termination if pursuant to Section 10.1(f)(ii) and promptly, but in no event later than two Business Days after the date of such termination or event if pursuant to Sections 10.1(g), 10.1(h) or 10.1(i), to Purchasers (A) a termination fee of $2,250,000 and (B) reimbursement of up to $750,000 of actual and documented costs and expenses incurred by Purchasers in connection with the transactions contemplated by the Company Transaction Documents (the "Termination
                                                                     -----------
Fee/Expense Reimbursement") which amounts shall be payable by wire transfer of
-------------------------
immediately available funds to such account as Purchasers may designate in writing to the Company.

          (c) Notwithstanding anything to the contrary contained herein, any election by the Company to pay, or by Purchaser to receive, the Termination Fee/Expense Reimbursement pursuant to Section 10.2(b) shall constitute full settlement of any and all liabilities of the Company for damages under this Agreement in respect of a termination of this Agreement pursuant to Sections 10.1(f)(ii), 10.1(g), 10.1(h) or 10.1(i) and shall be the sole measure of damages with respect thereto.

          10.3.  Amendment
                 ---------

          This Agreement may be amended by the parties hereto, by or pursuant to action taken by Purchasers and the Company, at any time before or after approval hereof by the stockholders of the Company, but, after such approval, no amendment shall be made which materially adversely affects the rights of such stockholders, without the further approval of such stockholders voting in the manner specified in Section 6.3. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          10.4.  Waiver
                 ------

          At any time prior to the Closing, the parties hereto, by or pursuant to action taken by Purchasers and the Company, may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any documents delivered pursuant hereto by the other parties and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a parties hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

          SECTION 11.  RECOVERY OF FEES
                       ----------------

          Any party hereto who shall obtain a final judgment in a court of competent jurisdiction for the payment of damages by another party hereto for a breach of this Agreement shall be entitled to recover reasonable attorneys' fees and court costs incurred in connection with the obtaining of such judgment.

          SECTION 12.  INTERPRETATION OF THIS AGREEMENT
                       --------------------------------

          12.1.  Terms Defined
                 -------------

          As used in this Agreement, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

          Additional Purchase Agreements: shall mean the TSP Purchase Agreement
          ------------------------------
and the Founders Purchase Agreement.

          Affiliate:  shall mean any Person or entity, directly or indirectly,
          ---------
controlling, controlled by or under common control with such Person or entity.

          Business Day: shall mean a day other than a Saturday, Sunday or other
          ------------
day on which banks in the States of New York and California are not required or authorized to close.

          Catalina: shall mean Catalina Transmission Corp., an indirect wholly
          --------
owned subsidiary of the Company.

          Company Transaction Documents: shall mean this Agreement, the Warrant,
          -----------------------------
the Registration Rights Agreement, the Flemings Conversion Agreement and the Employment Agreements.

          Credit Agreement: shall mean the Credit Agreement, dated as of
          ----------------
February 27, 1998, as amended, by and among the Company, the Several Lenders from time to time party thereto (the

"Lenders), Bank of America NT&SA, as Syndication Agent, Union Bank of
 -------
California, N.A., as Documentation Agent, Societe Generale as Co-Agent, and Canadian Imperial Bank of Commerce, as Administrative Agent.

          DGCL: shall mean the General Corporation Law of the State of Delaware.
          ----

          Exchange Act: shall mean the Securities Exchange Act of 1934, as
          ------------
amended.

          Executives: shall mean Robert T. Walston, Jeffrey J. Marcketta, John
          ----------
H. Donlon, Gavin W. Schutz and Robert Bailey.

          FCC:  shall mean the Federal Communications Commission.
          ---

          FCC Approval: shall mean Final FCC Orders adopted by the FCC or its
          ------------
bureaus on designated authority which grant all consents or approvals required under the Communications Act of 1934, as amended, and the FCC's rules, regulations and policies for the transfer of control of the FCC Licenses to Purchasers.

          FCC Licenses: shall mean all licenses and authorizations issued by the
          ------------
FCC and held by the Company, Catalina or any other subsidiary of the Company.

          Final FCC Orders: shall mean decisions of the FCC or its bureaus on
          ----------------
designated authority which have not been reconsidered, appealed, reversed, stayed, or joined, set aside, annulled or suspended, and for which the forty
(40) day period for any such action on the FCC's own motion has expired.

          Flemings: shall mean Fleming US Discovery Fund III, L.P., a Delaware
          --------
limited partnership, and Fleming US Discovery Offshore Fund III, L.P., a Bermuda limited partnership, collectively.

          Flemings Agreements: shall mean, collectively, (i) the Preferred Stock
          -------------------
Purchase Agreement and the Registration Rights Agreement, each dated as of February 27, 1998, as amended, between Flemings and the Company and (ii) the Stockholders Agreement, dated as of February 27, 1998, as amended, among Flemings, the Company, Walston and the Founders.

          Flemings Conversion Agreement: shall mean the Preferred Stock
          -----------------------------
Conversion and Stockholders Agreement, dated as
of the date hereof, between the Company, Flemings and Purchasers, substantially in the form of Exhibit G hereto.
               ---------

          Founders: shall mean John H. Donlon, Gavin W. Schutz, Robert Bailey
          --------
and the estate of John H. Sabin.

          Founders Purchase Agreement: shall mean the Stock Purchase Agreement,
          ---------------------------
dated as of the date hereof, between Purchasers and the Founders, substantially in the form of Exhibit H hereto.
               ---------

          Governmental Entity: shall mean any United States or international (a)
          -------------------
federal, state, county, local or municipal government or administrative agency or political subdivision thereof, (b) court or administrative tribunal, (c) non-governmental agency, tribunal or entity that is vested by a governmental agency with applicable jurisdiction, or (d) arbitration tribunal or other non-Governmental Entity with applicable jurisdiction.

          Knowledge: shall mean the actual knowledge of the following officers
          ---------
and employees of the Company: Walston, Jeffrey J. Marcketta and William Niles, in each case without investigation or inquiry unless the context otherwise requires.

          Lock-up Agreements: shall mean the Lock-up Agreements, dated as of
          ------------------
January 15, 1997, by and between Furman Selz LLC and each of the following individuals: Edward Kirtman, Shimon Topor, Robert Bailey, Gavin W. Schutz, John
H. Donlon and John H. Sabin.

          Person:  shall mean an individual, partnership, joint-stock company,
          ------
corporation, limited liability company, trust or unincorporated organization, and a Governmental Entity.

          SEC:  shall mean the Securities and Exchange Commission.
          ---

          Securities Act:  shall mean the Securities Act of 1933, as amended.
          --------------

          subsidiary: shall mean any (a) Person of which the Company (or other
          ----------
specified Person) shall own directly or indirectly through a subsidiary, a nominee arrangement or otherwise (i) at least a majority of the outstanding capital stock (or other shares of beneficial interest) or (ii) at least a majority of the partnership, membership, joint venture or similar interests, or
(b) in which the Company (or other specified Person) is a general partner or joint venturer. For the sake of clarity, Cinram-POP DVD Center LLC, a California limited liability company in which the Company holds a 49% membership interest, shall not be deemed to be a subsidiary of the Company.

          Transaction Documents: shall mean this Agreement, the Additional
          ---------------------
Purchase Agreements, the Registration Rights Agreement, the Voting and Option Agreement, the Voting Agreements and the Flemings Conversion Agreement.

          TSP:  shall mean Technical Services Partners L.P., a Delaware limited
          ---
partnership.

          TSP Purchase Agreement: shall mean the Stock Purchase Agreement, dated
          ----------------------
as of the date hereof, between Purchasers and TSP, substantially in the form of Exhibit K hereto.
---------

          Voting Agreements: shall mean the Voting Agreements, dated as of the
          -----------------
date hereof, by and among each of (i) Walston, TSP and Purchasers (the "Walston
                                                                        -------
Voting Agreement") and (ii) Flemings and Purchasers (the "Flemings Voting
----------------                                          ---------------
Agreement"), substantially in the forms of Exhibit I-1 and Exhibit I-2.
---------                                  -----------     -----------

          Voting and Option Agreement: shall mean the Voting and Option
          ---------------------------
Agreement, dated as of the date hereof, among Purchasers and TSP, substantially in the form of Exhibit J hereto.
               ---------

          Walston:  shall mean Robert T. Walston.
          -------

          12.2.  Accounting Principles
                 ---------------------

          Where the character or amount of any asset or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP at the time in effect, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

          12.3.  Directly or Indirectly
                 ----------------------

          Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

          12.4.  Governing Law
                 -------------

          This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State.

          12.5.  Paragraph and Section Headings
                 ------------------------------

          The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

          SECTION 13.  MISCELLANEOUS
                       -------------

          13.1.  Survival of Representations, Warranties and Agreements
                 ------------------------------------------------------

          All statements contained in any certificate or other instrument executed and delivered by or on behalf of the Company or Purchasers pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed representations and warranties of such Person hereunder. All representations and warranties made by the parties hereto in this Agreement or pursuant hereto shall survive the Closing hereunder and any investigation at any time made by or on behalf of the other parties; provided, however, that no party
                                                --------  -------
shall commence any action against the other parties in respect of any provision of this Agreement at any time subsequent to the date eighteen (18) months after the Closing Date, except that Purchasers shall be permitted to commence an action against the Company in respect of the representations and warranties made by the Company in Sections 3.14, 3.18 or 3.21 of this Agreement at any time prior to the expiration of the longest applicable federal, state, local or foreign statute of limitation (including any extensions thereof). All covenants and agreements set forth in this Agreement shall survive the Closing in accordance with their terms.

          13.2.  Notices
                 -------

          (a) All communications under this Agreement shall be in writing and shall be delivered by hand or facsimile or mailed by overnight courier or by registered mail or certified mail, postage prepaid, in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):

               (1)  if to any of the Purchasers:

               Warburg, Pincus Equity Partners, L.P.
               466 Lexington Avenue
               New York, NY  10017
               Attention:  David E. Libowitz
               Facsimile:  (212) 878-9351

               With a copy to:

               Willkie Farr & Gallagher
               787 Seventh Avenue
               New York, New York  10019-6009
               Attention:  Neil Novikoff, Esq.
               Facsimile:  (212) 728-8111

               (2)  if to the Company:
               Four Media Company
               625 Arizona Avenue
               Santa Monica, CA  90401
               Attention:  William E. Niles, Esq.
               Facsimile:  310-587-1277

               With a copy to:

               Latham & Watkins
               633 West Fifth Street
               Suite 4000
               Los Angeles, California  90071-2007
               Attention:  Paul D. Tosetti, Esq. and
                           Michael W. Sturrock, Esq.
               Facsimile:  (213) 891-8763

          (b) Any notice so addressed shall be deemed to be given: if delivered by hand or facsimile, on the date of such delivery; if mailed by courier, on the first Business Day following the date of such mailing; and if mailed by registered or certified mail, on the third Business Day after the date of such mailing.

          (c) Any approvals or consents required to be granted by Purchasers under this Agreement may be granted by David E. Libowitz acting on behalf of, and with full authority with respect to, Purchasers.

          13.3.  Expenses
                 --------

          (a) Except as provided in Section 13.3(b) or in cases in which a Termination Fee/Expense Reimbursement is paid or payable pursuant to Section 10.2(b), all costs, fees and expenses incurred in connection with the Transaction Documents and the transactions contemplated thereby shall be paid by the party incurring such costs and expenses.

          (b) If the transactions contemplated by this Agreement are consummated, the Company shall pay to Purchasers (i) the lesser of (x) $500,000 or (y) the total of all costs, fees and expenses incurred by Purchasers in connection with the Transaction Documents ("Purchasers' Expenses"), plus (ii) in
                                            --------------------
the event that Purchasers' Expenses exceed $500,000, 50% of any such excess, provided that the Company's reimbursement obligations pursuant to this Section
--------
13.3(b)(i) and (ii) shall in no event exceed $1,000,000. Such monies shall be payable on the Closing Date by wire transfer of immediately available funds to such account as Purchasers may designate in writing to the Company.

          13.4.  Publicity
                 ---------

          So long as this Agreement is in effect, Purchasers and the Company shall consult with each other in issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Agreement, and none of them shall issue any press release or make any public statement prior to such consultation. The commencement of litigation relating to this Agreement or the transactions contemplated hereby or any proceedings in connection therewith shall not be deemed a violation of this Section 13.4.

          13.5.  Specific Performance
                 --------------------

          The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any state or federal court, this being in addition to any other remedy to which they are entitled at law or in equity.

          13.6.  Reproduction of Documents
                 -------------------------

          This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by Purchasers on the Closing Date (except for the Warrant and certificates evidencing the Shares themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to Purchasers, may be reproduced by Purchasers by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process and Purchasers may destroy any original document so reproduced. Each party hereto agrees and stipulates that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by Purchasers in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

          13.7.  Successors and Assigns
                 ----------------------

          Neither this Agreement nor any of the rights or obligations of any party may be assigned without the prior written consent of the other parties, except that Purchasers may, without such consent, assign this Agreement and any of such rights and obligations to one or more of their Affiliates unless such assignment causes any representation or warranty to be untrue or incorrect in any material respect or unless such assignment shall materially delay the Closing. Any such assignment shall not, however, act as a release of the assigning Person. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, and no other Person shall have any right, benefit or obligation hereunder.

          13.8.  Entire Agreement
                 ----------------

          This Agreement, the other Company Transaction Documents and the Confidentiality Agreement constitute the entire understandings of the parties hereto and supersede all prior agreements or understandings with respect to the subject matter hereof among such parties.

          13.9.  Severability
                 ------------

          In the event that any part or parts of this Agreement shall be held illegal or unenforceable by any court or administrative body of competent jurisdiction, such determination shall not effect the remaining provisions of this Agreement which shall remain in full force and effect.

          13.10.  Limitation on Enforcement of Remedies
                  -------------------------------------

          The Company hereby agrees that it shall, and shall cause each of its stockholders, officers, directors, employees, brokers, attorneys, accountants and other agents to, not assert against the limited partners of Purchasers any claim it or each of them may have under this Agreement or any other Company Transaction Document by reason of any failure or alleged failure by Purchasers to meet their obligations hereunder or thereunder. Each Purchaser hereby agrees that it will not assert against the Company or any of its stockholders, officers, directors, employees, brokers, attorneys, accountants or other agents any claim it may have under this Agreement or any other Company Transaction Document by reason of any failure or alleged failure by the Company to meet its obligations hereunder or thereunder.

          13.11.  Simultaneous Effectiveness
                  --------------------------

          This Agreement and each of the other Transaction Documents shall (i) be executed simultaneously and at such time shall be valid and binding obligations of each of the parties and signatories thereto and (ii) simultaneously be consummated at the Closing.

          13.12.  Counterparts
                  ------------

          This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

          13.13.  Joint and Several Obligations
                  -----------------------------

          All obligations and representations and warranties of Purchasers in the Transaction Documents are joint and several obligations.

           [The remainder of this page is intentionally left blank.]

     IN WITNESS WHEREOF, the Company and Purchasers have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                              FOUR MEDIA COMPANY

                              By:________________________________________

                              Name:
                              Title:

                              WARBURG, PINCUS EQUITY PARTNERS, L.P.

                              By: Warburg, Pincus & Co.,
                                  General Partner

                              By:________________________________________

                              Name:
                              Title:

                              WARBURG, PINCUS NETHERLANDS EQUITY
                              PARTNERS I, C.V.

                              By: Warburg, Pincus & Co.,
                                  General Partner

                              By:________________________________________

                              Name:
                              Title:

                              WARBURG, PINCUS NETHERLANDS EQUITY
                              PARTNERS II, C.V.

                              By: Warburg, Pincus & Co.,
                                  General Partner

                              By:_________________________________________

                              Name:
                              Title:

                              WARBURG, PINCUS NETHERLANDS EQUITY
                              PARTNERS III, C.V.

                              By: Warburg, Pincus & Co.,
                                  General Partner

                              By:_________________________________________

                              Name:
                              Title:

                                      S-2